Investor Information February - March 2022 Exhibit 99.1

2 Table of contents Topic Page # Profile and Strategy 3-9 Income Statement 10-26 Business Segment Highlights 27-30 Balance Sheet 31-36 Capital, Debt & Liquidity 37-40 Technology & Continuous Improvement 41-45 Credit 46-49 Near-Term Expectations 50 Environmental, Social & Governance 51-54 LIBOR Transition 55 Bolt-on Acquisitions 56-59 Appendix & Forward Looking Statements 60-76

3 Line of business coverage Alabama – 190 Georgia – 114 Iowa – 5 Mississippi – 101 South Carolina – 20 Arkansas – 60 Illinois – 41 Kentucky – 11 Missouri – 51 Tennessee – 200 Florida – 280 Indiana – 44 Louisiana – 84 North Carolina – 7 Texas – 93 Ranked 18th in the U.S. in total deposits(1) Branch locations by state(2) Our banking franchise Birmingham, Alabama (1) Source: S&P Capital IQ as of 6/30/2021; pro-forma for announced M&A transactions as of 01/25/2022. The green shaded states represent Regions' 15-state branch footprint. (2) Total branches as of 12/31/2021. First Sterling Ascentium Business Capital Capital Markets Commercial Banking Corporate Banking Equipment Finance Government/Institutional Institutional Services Private Wealth Real Estate Specialized Industries EnerBank

Top market share plays a valuable role in the competitive landscape

GENERATING **Consistent Sustainable Long-term Performance**

Markets with top 5 market share(1)



- MSAs
- Non-MSA counties

- Ranked 18th in the U.S. in total deposits(1)
- 86% of deposits in 7 states: Alabama, Tennessee, Florida, Louisiana, Mississippi, Georgia, Arkansas
- Top 5 or better market share in ~70% of MSAs across 15-state footprint(1)
- ~70% of deposits in markets without a significant money center bank presence(2)
- High growth markets benefiting from population and business growth:
  - Florida
  - Georgia
  - Texas
  - Tennessee

(1) Based on MSA and non-MSA counties using FDIC deposit data as of 6/30/2021; pro-forma for announced M&A transactions as of 01/25/2022.
(2) Significant money center bank presence (JPM, BAC, C, WFC) defined as combined market share using 6/30/2021 FDIC deposit data of 20% or more.

REGIONS | 4

5 Strong in-market migration has converted legacy core markets into growth markets Top Faster Growing MSAs Deposits Market Rank(1) Birmingham, Alabama $14.9 2 Nashville, Tennessee $10.8 3 Tampa, Florida $7.2 4 Miami, Florida $5.9 11 Atlanta, Georgia $5.5 7 Mobile, Alabama $3.2 1 Orlando, Florida $3.0 5 Knoxville, Tennessee $2.9 3 Huntsville, Alabama $2.4 1 Montgomery, Alabama $2.3 1 Dallas/Ft Worth, Texas $2.1 20 Indianapolis, Indiana $1.9 12 Houston, Texas $1.8 16 Chattanooga, Tennessee $1.7 3 Pensacola, Florida $1.6 1 National average: 3.2% '22-'27 Population Growth(1) 19 of Regions' top 25(1) MSAs are projected to grow faster than the U.S. national average 1) Source: S&P Capital IQ. Top 25 markets as defined by deposit dollars - FDIC 6/30/2021. Pro-forma for announced M&A transactions as of 1/25/2022. S&P's demographic data is provided by Claritas based primarily on U.S. Census data. (2) Source: U.S. Postal Service (for moves from January 2020 - May 2021). (3) Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. 16 of top 25 U.S. markets with net migration inflows are within Regions' footprint(2) Regions' deposit weighted population growth by MSA for 2022-2027 is 3.6% vs. peer median of 3.0%(3)

6 Strong recovery within footprint (1) Per VISA Business and Economic Insights - Regional U.S. Economic Outlook, October 2021 measuring projected timeframes to return to pre-pandemic employment levels. • Majority of RF footprint will likely return to pre-pandemic employment levels by 2Q22 with the South experiencing the strongest consumer spending recovery compared to other regions.(1) Q2 2022 Q3 2022 Q1 2023 Projected Employment Recovery Expectations by Region(1) Q2 2023

7 Regions Bank Awarded Silver Military Friendly Employer Award Seven Years Strong: Regions Bank Again Named Gallup Exceptional Workplace Award Winner in 2021 Regions Bank earned the Great Place to Work-Certified™ Company designation based on what current associates say about their experience working here. Regions Bank Ranked Highest in Customer Satisfaction in J.D. Power 2021 U.S. Online Banking Satisfaction Study Among Regional Banks for the second year in a row Regions Bank named a Best Place to Work for LGBTQ+ Equality by Human Rights Campaign Foundation Regions Bank named a Best Place to Work for Disability Inclusion by the American Association for People with Disabilities and Disability:IN Regions receives top honors In 2021, Regions was also one of only five recipients to earn Gallup's Don Clifton Strengths- Based Culture Award, which recognizes organizations with workplace cultures that put the strengths of all associates at the core of how they collaborate, make decisions and work every day.

8 Market Capitalization(1) Peer 1 $89B Peer 2 $89B Peer 3 $87B Peer 4 $34B Peer 5 $25B RF $24B Peer 6 $24B Peer 7 $24B Peer 8 $23B Peer 9 $13B Peer 10 $11B Peer 11 $10B Peer 12 $8B Peer 13 $5B (1) Source: Bloomberg market capitalization as of 02/09/2022. (2) Source: S&P Capital IQ total assets and total deposits as of 12/31/2021. Note: Peers include: CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB and ZION Total Assets(2) Peer 1 $573B Peer 2 $558B Peer 3 $541B Peer 4 $211B Peer 6 $188B Peer 5 $186B Peer 8 $174B RF $163B Peer 7 $155B Peer 9 $95B Peer 10 $93B Peer 11 $89B Peer 12 $57B Peer 13 $37B Growing franchise value Total Deposits(2) Peer 2 $457B Peer 1 $456B Peer 3 $416B Peer 4 $169B Peer 6 $154B Peer 5 $153B Peer 8 $143B RF $139B Peer 7 $132B Peer 10 $83B Peer 9 $82B Peer 11 $75B Peer 12 $49B Peer 13 $30B

9 2021 overview (1) Non-GAAP, see appendix for reconciliation. (2) Highest annual capital markets revenue since starting to rebuild those capabilities in 2014. Adjusted Pre-Tax Pre- Provision Income(1) Diluted Earnings Per Share Adjusted Total Revenue(1) Adjusted Non- Interest Expense(1) Net Income Available to Common Shareholders $667M $0.43 $1.6B $967M $414M • 2021 reported pre-tax pre-provision income(1) represents the highest level on record. • 2021 adjusted pre-tax pre-provision income(1) increased 2% vs. 2020. • 2021 net charge-off ratio of 24 bps lowest since 2006. • Growing & diversifying revenue; generated record 2021 capital markets revenue(2) of $331M. $2.7B $2.49 $6.4B $3.7B $2.4B 4Q21 FY 2021

10 Consistent NIM performance aided by peer-leading loan yield • Regions consistently produces above peer median net interest margin, and at YE the percentage of cash to total assets for Regions was almost 2x the peer median providing further upside. • Forward starting hedging strategy put in place beginning in 2018 contributed to Regions' net interest margin being near the top of our peer group in 2020 and 2021. • Supported by hedging strategy, loan yield has improved from slightly below peer median to #1 in the peer group in 2021. (1) Source: S&P Capital IQ. Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. (2) Non-GAAP; see appendix for reconciliation. Net Interest Margin vs. Peers(1) 3.48% 3.45% 3.21% 2.85% 3.40% 3.34% 3.38% 3.31% 2.89% 2.72% RF NIM excl. PPP/Cash Peer Median 2018 2019 2020 2021 Loan Yield vs. Peers(1) 4.54% 4.70% 4.15% 4.11% 4.59% 4.79% 3.88% 3.61% RF Peer Median 2018 2019 2020 2021 (2)

NII & margin performance

GENERATING Consistent Sustainable Long-term Performance


NII and NIM(1)
($ in millions)
$1,017
$976
$1,029
3.40%
3.30%
3.34%
3.13%
2.76%
2.83%
4Q20
3Q21
4Q21
NII(1)
NIM
NIM excl. PPP/Cash(2)

- In 4Q, deposit and cash balances remained elevated.
- PPP and cash account for -51 bps NIM and $42M NII within the quarter (+3 bps / +$8M QoQ)
  - PPP loans account for +9 bps NIM and $39M NII within the quarter (+4 bps / +$8M QoQ)
  - Excess cash accounts for -60 bps NIM and $3M NII (-1 bps / $0M QoQ)
- Total of ~$15.5B deployed through active balance sheet management (including securities purchases and borrowings reductions) since pandemic began, balancing risk and return.
- 18% cash-to-earning asset ratio positioned well for rising rate environment.

(1) Net interest income (NII) and net interest margin (NIM) are reflected on a fully taxable-equivalent basis. (2) Non-GAAP; see appendix for reconciliation.

REGIONS 11

NII & margin - core drivers

GENERATING Consistent Sustainable Long-term Performance

NII Attribution



$1,019
$965
Stable core NII excluding loan accrual adjustments
3Q21
Loan accrual adj
Market rates(2)
Hedges
Loan bals/mix
PPP
EnerBank
4Q21

	Loan accrual adj	Market rates(2)	Hedges	Loan bals/mix	PPP	EnerBank
NII	-$9M	-$6M	+$3M	+$4M	+$8M	+$53M
NIM	-2bps	-2bps	+1bps	-1bps	+4bps	+9bps

Drivers of NII and NIM

- Adjusted loan[1] growth excl. EnerBank in 4Q21 of +~$1.3B average and +~$2.4B ending
- Rate environment impacts continue to be offset through active balance sheet management
  - Hedging benefit of $112M NII in 4Q[3]
  - Lower deposit pricing; 4Q deposit cost = 4bps / interest-bearing deposit cost = 7bps
- Negative non-recurring accrual adjustments include outsized credit interest recovery in 3Q and a lease adjustment in 4Q

Expectations for 1Q22 and Beyond

- Linked-quarter NII expected to grow modestly in 1Q22 excluding reduced PPP contributions
  - Environment conducive for continued loan growth
  - Stability from rate environment; fixed rate loan production and securities reinvestment yields neutral to runoff
  - 2 fewer days reduce NII ~1%
  - 89% of PPP loan fees have been forgiven; expect 1Q22 PPP NII contribution to be in the $8M-$12M range
- Excluding PPP/cash, adjusted NIM[1] expected to increase into the upper-3.30%s
- Longer-term NII growth from organic and strategic asset growth; positioned to benefit from rising market rates

(1) Adj. NIM excludes PPP and excess cash over $750M. Adjusted NIM, and adjusted loans are non-GAAP; see appendix for reconciliations. (2) Market rate impacts include contractual loan, cash, and borrowings repricing; fixed asset turnover at lower market rates; and lower deposit yields. (3) QoQ increase in hedge NII from repositioning transactions; hedges mostly remain active; ~$1.5B total return, $686M NII accrual since beginning of 2020, $830M unrealized pre-tax gain, to be amortized into NII over the remaining life of hedges.

REGIONS 12

Balance sheet profile
(as of December 31, 2021)

GENERATING
Consistent Sustainable Long-term Performance

- Balance sheet position naturally benefits from higher interest rates (i.e. *asset sensitive*), supported by:
  - large floating rate loan and cash mix
  - large, stable deposit base and low reliance on wholesale borrowings
- Stability of deposit funding evidenced over time
  - High concentration of non-interest bearing (42% vs. peer median 35%)
  - Regions' rising rate deposit betas have outperformed the industry (e.g. RF 29%, Peer Median 35% 3Q15-2Q19)
- Have retained elevated cash balances to maximize flexibility and rate benefit
  - Support profitable loan/securities growth
  - Allow for potential surge runoff
  - No wholesale bank funding needs expected in coming years

Portfolio Compositions



Assets(1)
Other 11%
Cash 17%
$163B
Loans 54%
Securities 18%
Loans(2)(3)
Fixed Hedges 24%
$88B
Fixed (ex Hedges) 51%
Floating 25%
Liabilities
Deposits
Time 5%
NIB 42%
$139B
IB 53%
Borrowings 2%
Other 2%
$145B
Deposits 96%
Wholesale Borrowings(2)
Fixed 42%
$2B
Floating 58%

Industry Comparison(4)



Cash/Assets
17%
10%
Regions
Peer Median
Securities/Assets
18%
23%
Regions
Peer Median
Deposits/Assets
85%
82%
Regions
Peer Median
Borrowings/Assets
1%
4%
Regions
Peer Median

(1) Securities includes AFS, the unrealized AFS gain, and HTM securities; cash represents interest-bearing deposits held with the Federal Reserve. (2) Including spot starting balance sheet hedges as of 12/31/21. (3) ARM mortgage loans are included as floating rate loans. (4) Ending balances as of 12/31; Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION.

REGIONS 13

Deposit surge and beta

GENERATING Consistent Sustainable Long-term Performance

Pandemic-Related Deposit Growth Adds to Low-Cost, Stable Funding Base(1)



$150
$100
$50
$–
$97
Business/ Other Deposits
Retail Deposits
$14
$12
$14
$137
Business/ Other Deposits
Retail Deposits
12/31/2019 Deposits
Mostly Stable, Low-Beta Growth
Mid-Stable, Mid-Beta Growth
Least-Stable, Higher-Beta Growth
12/31/2021 Deposits

Low-beta deposits have grown considerably. Other pandemic era increases (approx. 2/3's) are assumed to have a ~70% beta. Cash liquidity levels at ~$25B provide runway to support balance sheet growth while reducing reliance on 'hot money' deposits and wholesale debt.

Mostly Stable, Low-Beta

- Comprised of new consumer customers, consumer customers who did not receive stimulus and growth in historically stable products such as savings.
- ~$14B; 36% of growth
- Considerable growth in consumer balances that had low betas in 2016-2019 cycle. Expect similar behavior to pre-pandemic portfolio, with a beta ~10% for the first 100 bps Fed increase and 30% through the cycle.

Surge: Mid-Stable, Mid-Beta

- Comprised mostly of small business accounts, stimulus-receiving customers(2), & wealth clients.
- Balances continued to grow throughout 2021, though rate of growth has recently moderated.
- ~$12B; 31% of growth
- Expected beta of 40-60%

Surge: Least-Stable, Higher-Beta

- Comprised largely by Corporate/Commercial clients. The expectation is that some of these clients will seek alternative investments as rates rise, and/or will seek higher deposit rates.
- ~$14B; 33% of growth
- Expected beta of 80-100%

(1) $ In Billions. Figures exclude EnerBank acquired deposits. (2) Received via Direct Deposit

REGIONS 14

Asset sensitive balance sheet

Well positioned for rising short-term and/or long-term interest rates

GENERATING Consistent Sustainable Long-term Performance

Short-term Rate Sensitivity Drivers

25bps rate hike adds +$60-80M of NII over 12 months

- ~50% floating rate loans excl. hedges
- Hedge maturities beginning in 3Q22
  - Recent decisions to shorten our hedge protection allows our sensitivity levels to increase throughout 2022
- Large stable deposit funding base and historically low betas
  - Stable deposit portfolio has grown by ~$14B over the pandemic
  - 2/3 of pandemic growth likely more rate sensitive (~70% beta)
- Large cash balance well positioned as rates rise

Long-term Rate Sensitivity Drivers

- ~$17B annual fixed rate loan production and securities reinvestment; mostly exposed to middle tenor[1] rates
- Reduced premium amortization from lower prepay speeds

Begin cycle more sensitive than the last, and will benefit from hedge maturities and potential for deposit outperformance

Net Floating-Rate Exposure[2]



$22
$25
$25
4Q16
4Q21
4Q22 (expected)

Stable Sensitivity Outlook
+ *Hedge notional declines over 2022 will offset*
− *Rising deposit betas/outflows and lower cash*

Opportunity
+ *Upside if surge deposits less responsive than assumed*

(1) ~70% fixed rate production has life of 5 years or less. (2) $ in Billions. Reflects net exposure of contractual floating rate assets and liabilities, active hedge notional over following 12-months, and expected deposit repricing betas and runoff.

REGIONS 15

Adjusted[1] NIM as Rates Rise

GENERATING Consistent Sustainable Long-term Performance

Adjusted[1] NIM Range by Rate Level


3.85%
3.80%
3.75%
3.70%
3.65%
3.65%
3.58%
3.60%
3.50%
3.40%
3.38%
3.35%
0.25%
1.00%
2.00%
2.50%
Upper End of Fed Funds Range

Assumptions

As rates increase to more normal levels, Regions' NIM will naturally expand over the coming years

Mid-point assumes:

- Expected balance sheet growth consistent with 4%-5% average loan growth
- Deposit betas on stable balances consistent with the prior rate cycle; Surge deposit beta repricing/runoff of ~70%
- Modest steepness in the yield curve with long-term rates remaining 25bps over Fed Funds over time

Range assumes:

- Upper-end: Lower deposit beta and steeper yield curve
- Lower-end: Higher deposit beta and flat to inverted yield curve

Opportunities:

- Outperformance in surge deposit repricing/ retention
- No incremental securities additions included; potential additions could impact specific periods

(1) Adj. NIM excludes PPP and excess cash over $750M. Adjusted NIM is non-GAAP; see appendix for historical reconciliations.

REGIONS 16

Future NII drivers

GENERATING Consistent Sustainable Long-term Performance

NII is positioned to benefit from higher rates, as well as natural loan growth and strategic investments. Hedge proceeds (~$1.5B total return) and the capital generated have been invested into strategically important businesses, such as Ascentium and EnerBank.

NII Drivers - Current Support

Hedge Income

Hedges protected NII in declining rates and will continue to support NII if rates are lower for longer

PPP

PPP supported earnings through the Pandemic but will subside after 2021

NII Drivers - Future Growth

EnerBank

The EnerBank acquisition closed in 4Q 2021, with additional growth opportunities expected

Organic Growth

Regions is well positioned to grow loans as the economic recovery continues

Forward Rates

Regions' asset sensitive position will benefit meaningfully with the potential for higher rates and a steeper yield curve

NII Drivers - Additional Opportunity

While not included in the outlook, opportunities exist if surge deposits are retained with lower betas (assume 70% through-the-cycle deposit beta), or if excess cash is able to be deployed into loans/securities

Relative Impact of Future NII Drivers[1]



Expected NII growth of 6 - 8% CAGR
2021
2022
2023
2024

(1) Based on market forward rate projections as of 1/31/2022: *2021*: Avg 1m LIBOR 10bps, Avg 10yr UST 1.44%; *2022*: Avg 1m LIBOR 0.78%, Avg 10yr UST 1.89%; *2023*: Avg 1m LIBOR 1.61%, Avg 10yr UST 2.07%; *2024*: Avg 1m LIBOR 1.77%, Avg 10yr UST 2.21%.

REGIONS 17

Hedging strategy update

GENERATING **Consistent Sustainable Long-term Performance**

Net Receive Hedge Notional[1] (Quarterly Avg) / Net Receive Hedge Notional[1] (Annual Avg)



Active Hedge Notional
1mo. LIBOR
4Q21 Adjustments
3Q21 Adjustments
1H21 Adjustments

	1Q22	2Q22	3Q22	4Q22
Hedge Notional[2,3,4]	$20.5B	$20.7B	$19.6B	$11.7B

	2022	2023	2024	2025	2026
Hedge Notional[2,3,4]	$18.1B	$9.3B	$6.5B	$1.4B	$0.0B
1mo. LIBOR[5]	0.46%	1.19%	1.47%	1.49%	1.49%

Cash-flow Hedge Contribution to NII - 3Q21



WAL remaining on CF Hedges[6]
11.1%
11.0%
7.7%
6.2%
6.0%
5.1%
4.0%
2.9%
2.8%
2.7%
2.5%
1.0%
0.2%
2.1
1.8
2.5
2.5
0.7
1.6
1.3
2.7
RF
RF 4Q
Peer 1
Peer 2
Peer 3
Peer 4
Peer 5
Peer 6
Peer 7
Peer 8
Peer 9
Peer 10
Peer 11

- The balance sheet hedging program has performed as designed, limiting NII and NIM downside under a low rate environment
  - Gains on terminated hedges deferred and amortized over the life of the initial contract, locking in the benefit to NII in future periods; total return of ~$1.5B, including a $830M unrealized gain and +$686M of realized NII since beginning of 2020 (~90% of expected total return realized or locked-in via swap repositioning/terminations)
- Recent repositioning and resulting maturity profile well positioned for rising short-term rates in late-2022 and beyond, including the addition of EnerBank, which is mostly comprised of fixed rate loans
- 4Q21 repositioning trades include: 1) closure of the entire $3.5B floor position to lock in time value and replacement with similar maturity swaps to maintain sensitivity position; 2) $9B reduction of forward net[1] swap exposure covering 4Q22

(1) Net receive hedge notional reflects receive-fixed hedges minus pay-fixed hedges. (2) Includes all active swaps/floors entered into prior to 12/31/2021. (3) Includes YTD 2021 total hedge repositioning of $20.3B, reducing average annual notional by -$2.25B in 2022, -$10.3B in 2023 and -$9.0B in 2024. (4) Includes $1.25B of swap unwinds to offset securities additions in 2Q21. (5) 12/31/2021 market implied forwards, annual average. (6) Peers 5, 6, 8, 9, 11 did not disclose weighted average lives of cash flow hedge.

REGIONS 18

Interest rate exposure of future business to middle/long-term rates

GENERATING Consistent Sustainable Long-term Performance

- NII benefits from higher middle and long-term rates through future fixed-rate asset production and cash-flow reinvestment; full-year 2022 estimate:
  - ~$12B fixed-rate loan production (excl. EnerBank)
  - ~$5B fixed-rate securities reinvestment
- Normal fixed-rate asset production expected to be accretive in the first quarter when compared to going-off yields
- Regions' exposure is more closely tied to the middle of the yield curve and mortgage rates; ~70% of production at the 5-year tenor point or shorter

Fixed Asset Production - Maturity Buckets(1)



40%
20%
–%
~70% of fixed rate assets have maturities of 5 years or less
<2 Years
3-5 Years
6-7 Years
>7 Years
Fixed Loans
Securities
Resi. Mtg Loans

- Securities portfolio reinvestment and premium amortization contribute to Regions' NII exposure to interest rates
- Portfolio constructed to protect against changes in market rates
  - ~34% of securities portfolio in bullet-like collateral (CMBS, corporate bonds, and USTs)
  - Purchase MBS with loan characteristics that offer prepayment protection: lower loan balances, seasoning, and state-specific geographic concentrations
- Continue to reinvest monthly paydowns; remain patient on further cash deployment into the securities portfolio at current market valuations and yields
- MBS-related book premium $573M as of 12/31/2021; higher market interest rates and prepayment protection should reduce amortization volatility

Securities portfolio composition(2)



Corporate Bonds 4.7%
Agency/UST 4.2%
Non-Agency CMBS 1.8%
Agency CMBS 23.5%
$29.4B
Agency MBS 65.8%

(1) Includes both scheduled and unscheduled maturities for fixed assets produced over the past year excl. PPP. (2) Includes AFS, the unrealized AFS gain, and HTM securities as of 12/31/2021.

REGIONS 19

Non-interest income

GENERATING Consistent Sustainable Long-term Performance

($ in millions)	4Q21	Change vs 3Q21	Change vs 4Q20
Service charges on deposit accounts	$166	2.5%	3.8%
Card and ATM fees	127	(1.6)%	8.5%
Capital markets income (excluding CVA/DVA)	83	(3.5)%	(18.6)%
Capital Markets - CVA/DVA	—	(100.0)%	(100.0)%
Wealth management income	100	5.3%	12.4%
Mortgage income	49	(2.0)%	(34.7)%
Bank-owned life insurance	14	(22.2)%	(67.4)%
Market value adjustments (on employee benefit assets - other)	—	(100.0)%	(100.0)%
Gains on equity investment	—	NM	(100.0)%
Other	76	(26.2)%	4.1%
Total non-interest income	$615	(5.2)%	(9.6)%
Adjusted non-interest income[1]	$615	(4.8)%	(5.2)%

(1) Non-GAAP; see appendix for reconciliation.
NM - Not Meaningful

QoQ highlights & outlook

- Adjusted non-interest income decreased ~5%.
- Newly announced NSF/OD policy changes combined with 2021's previously announced changes will result in FY22 service charges of ~$600M and FY23 service charges ~$25M below FY22.
- Expect 2022 capital markets to generate quarterly revenue in $90-$110M range, excl. impact of CVA/DVA; expect to be near the lower end of the range in 1H22 as we integrate and ramp up new acquisitions.
- 4Q Wealth Mgt income driven by stronger sales and market value impacts.
- Mortgage is expected to be lower in 2022, but remain a key component to fee revenue- particularly as the purchase market in Regions' footprint remains very strong.
- 3Q Other impacted by elevated valuation adjustments of certain equity investments and gains associated with the sale of certain small dollar equipment loans and leases.

Total revenue highlights & outlook

- Excl. ~$55M of acquisition revenue, 2021 adjusted total revenue increased ~2% compared to 2020.
- Expect 2022 adjusted total revenue to be up 3.5-4.5% compared to 2021.

REGIONS 20

21 Consumer 52% Wealth Management 17% Corporate 31% 4Q21 fee revenue by segment(1) Diversified non-interest income ($ in millions) • Consumer fee income categories include service charges on deposit accounts, card and ATM fees, and mortgage income generated through origination and servicing of residential mortgages. Consumer Wealth Management • Wealth Management offers individuals, businesses, governmental institutions and non-profit entities a wide range of solutions to help protect, grow and transfer wealth. • Fee offerings include trust and investment management, asset management, retirement and savings solutions and estate planning. Corporate • Corporate fee income categories include capital markets and treasury management activities. • Capital markets activities include capital raising, advisory and M&A services and mitigating risk with rate, commodity and foreign exchange products. • Treasury management activities focus on delivering traditional cash management services, commercial card, and global trade products to clients. $615M (1) Pie %'s exclude the non-interest income from the Other Segment totaling $11 million.

22 Capital markets Growing products and services that our clients value Our associates delivered results $73 $104 $152 $161 $202 $178 $275 $331 2014 2015 2016 2017 2018 2019 2020 2021 • Regions began to rebuild its Capital Markets capabilities in 2014 after its 2012 sale of it's broker-dealer subsidiary. • Organic growth and the integration of Sabal Capital Partners and Clearsight Advisors will drive growth in capital markets in 2022. • Expect 2022 capital markets to generate quarterly revenue in $90-$110M range, excl. impact of CVA/DVA; expect to be near the lower end of the range in 1H22 as we integrate and ramp up new acquisitions. • Real estate capital markets contributed $17M in 2014 growing to $86M in 2021 and will grow further with the addition of Sabal Capital Partners. Capital markets is an umbrella of several different products and services to meet the needs of Regions' clients. Product solutions generally fall into the categories of capital raising, risk management and advisory services. Capital Markets Product Solutions Real Estate • Multifamily loan origination & distribution ◦ Fannie Mae ◦ Freddie Mac ◦ HUD • All property types loan origination & distribution ◦ CMBS • Real Estate loan syndications • Low income housing tax credit distribution Financial Risk Management • Interest Rate Derivatives • Commodity Derivatives • Foreign Exchange Corporate & Institutional Markets • Loan syndication • M&A advisory • Sponsor coverage • Loan sales & trading • Public and private capital raising Structured Products • Asset-backed loan warehousing & fixed income underwriting • Private equity subscription lines Client Coverage Areas • Corporate Banking • Commercial Banking • Commercial Real Estate • Specialized Industries • Wealth Management Capital Markets Fee Income

Deposit account policy changes

Providing customers capabilities to be more financially sound

GENERATING Consistent Sustainable Long-term Performance

Adjusted Non-Interest Income[1]


($ in millions)
$2,109
$2,498
2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021

- NSF/OD fees have declined ~$175M since 2011 while total adjusted NIR increased ~$400M over that same time period by growing & diversifying revenue through expanded fee-based services including:
  - Mortgage
  - Capital markets
  - Wealth management
  - Card & ATM
- Regulation E and debit interchange legislation had a combined $300M negative impact on Regions' fee income
- Track record of consistent non-interest income growth

Updated NSF/OD Policies

Regions is committed to making banking easier for our customers.

Details of Regions' Announcement[2]:

- *By end of 1Q22*-Eliminate overdraft protection transfer fees
- *By end of 2Q22*-Reduce daily cap for overdraft occurrences to 3
- *By end of 2Q22*-Eliminate all NSF fees
- *By end of 3Q22*-Early access to direct deposit
- *By end of 3Q22*-Small dollar LOC available for qualifying customers

Regions has made significant changes and upgrades while continuing to provide clients with resources needed to succeed in managing their finances.

Enhancements

- Expansion of alert capabilities
- Enhanced available balance views in digital channels
- Intraday visibility of checks cleared

Product Features

- Bank On certified Now Checking account
- Simplified transaction posting order
- Reduced fees
- Customer education tools

(1) Non-GAAP; see appendix for reconciliation. (2) For specific account details and eligibility requirements see "Regions Bank Announces New Steps to Reduce Overdraft Charges, Eliminate Non-Sufficient Funds Fees" press release dated January 19, 2022.

REGIONS 23

24 Closed mortgages expected near $900M in 4Q 2021 across the US(1) Purchase volume expected to remain strong in 2022 driven by strengthening economy(1) Investments in people, process and technology beginning in 2018 Enhancing MLO execution to drive customer experience and improve cycle time Continuing to focus on growing Servicing through acquiring new MSRs 753 Avg. FICO 54% current LTV Exceeds market in percentage of purchase production volume at 59% in 4Q vs 47% for the industry(1) Leverage operating advantage to grow mortgage share and relationships Investing For Growth Prime Portfolio Delivery Efficiency Mortgage Servicing Market Strength 20% lower origination and fulfillment cost than industry average(2) Omnichannel capabilities and partnership with retail bank create competitive advantage Servicing expense lower than peer average(2) $55B servicing portfolio(3) with capacity to grow to $85B (1) Mortgage Bankers Association – Jan 2022 Forecast. (2) MBA Stratmor (Fall 2021). (3) Includes residential owned portfolio and serviced for others.

Non-interest expense

GENERATING
Consistent Sustainable
Long-term Performance

Adjusted non-interest expense[1]

($ in millions)



$930
55.8%
4Q20
$918
56.6%
3Q21
$967
58.8%
4Q21
Adjusted non-interest expense(1)
Acquisition Expenses(2)
Adjusted efficiency ratio



1.8% CAGR
$3,387
$3,419
$3,434
$3,443
$3,541
$3,698
2016
2017
2018
2019
2020(3)
2021(4)

QoQ highlights & outlook

- Adjusted non-interest expenses increased ~5%; includes impact of 4Q acquisitions.
  - Salaries and benefits increased 4% due to higher base salaries and incentive comp.
  - Associate headcount increased 660 positions; driven by acquisitions and hires to support initiatives within other revenue producing businesses.
- Full-year adjusted NIE increased 4.4%; excl. ~$30M of acquisition expenses, full-year adj. NIE increased 3.6%.
  - Excluding variable-based & incentive comp related to better than expected performance and expenses related to 4Q acquisitions, 2021 adjusted core expenses remained relatively stable with 2020.
  - Including the impact of acquisitions, full-year occupancy exp. and outside services decreased 3% and 8% respectively.
- Expect 2022 adjusted non-interest expenses to be up 3-4% compared to 2021.
- Committed to generating positive adjusted operating leverage in 2022.

(1) Non-GAAP; see appendix for reconciliation. (2) Recurring expenses related to the EnerBank, Sabal Capital Partners, and ClearSight Advisors acquisitions closed during 4Q21. (3) 2020 adjusted NIE includes expenses associated with the Ascentium acquisition that closed 4/1/2020. (4) 2021 adjusted NIE includes expenses associated with 6 additional months for Ascentium, as well as the 4Q21 EnerBank, Sabal Capital Partners, and Clearsight Advisors acquisitions.

REGIONS 25

26 2.38% 2.32% 2.18% 2.13% 2.12% 2.07% 2.03% 1.88% 1.88% 1.81% 1.79% 1.79% 1.59% 1.52% RF Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 Peer 12 Peer 13 Industry leading PPI(1) profile (1) Non-GAAP; see Appendix for reconciliation. (2) Source: S&P Capital IQ. Risk-weighted Assets (RWA) used in the analysis represents the simple average of 4Q21 and 3Q21 disclosed amounts. Estimates used for four peers. Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. 4Q Adjusted PPI(1) to RWA(2) • Regions' 4Q pre-tax pre-provision income (PPI)(1) remained strong contributing to an all time record high for 2021. • NII has been supported by a significant hedging program contributing to earnings stability during a prolonged period of low interest rates. • 4Q adjusted non-interest income(1) remained elevated contributing to a 5% FY increase in 2021 vs. the prior year; driven by improved capital markets income, service charges, card & ATM fees, and wealth management income. • Proven track record of prudent expense management; 4Q adjusted efficiency ratio of 58.8%(1).

27 52%43% 5% 61% 37% 2% 31% 59% 8% 2% $651M $87B $137B 4Q21 Pre-tax pre- provision income(1) 4Q21 Average deposits 4Q21 Average loans (1) Pie %'s exclude the pre-tax pre-provision income from the Other Segment totaling $(2) million. Business segments Consumer Corporate Wealth Management Other

Consumer Banking Group

Driving growth and customer engagement through strategic investments

GENERATING Consistent Sustainable Long-term Performance

Continuing to Deliver Strong Results

Net Consumer Checking exceeded previous 3 yrs combined & 3x higher than pre-pandemic

- Grew consumer checking accounts by 3% and small business by 5%
- Industry outperformance in checking growth and primacy

Top-decile customer satisfaction & loyalty

Delivered ~1MM Greenprint personalized financial plans

- 2nd most financial health scores globally

Consumer Deposit Growth of +50% (2014-2021)[1]

Strong Expense Management and credit performance

Creating Efficiencies Through an Optimized Branch Network

~490 branch consolidations; **~80** De Novos openings[2]

- Re-shaped branch network by consolidating ~30% of branches since 2014 while increasing bankable prospects
- De Novo branches drive substantial net checking performance in growth markets

Upskilling Talent in branches to become more knowledgeable bankers

- 74% are highly skilled bankers (up from 43% in 2016)

~3,000 FTE (~30%) reduction through efficiencies, improved sales production while creating customer value through advice, guidance, and education

Strategic Investments Across The Business

Premier Lender to Homeowners

EnerBankUSA®

Successful integration of EnerBank

Increased Mortgage Loan Originator (MLO) headcount by ~160[3]

Home Equity Modernization

ROSIE:
Regions
Optimal
Solutions
Intelligence
Engine

Omnichannel Experience



REGIONS 28

(1) Consumer Bank – LOB Average Deposits. (2) From 1/1/2014 to 12/31/2021. (3) Since 2017.

29 Corporate Banking Group Strong alignment across the businesses, risk partners, and product groups Strategic Investments Expanded Expertise Solid Credit Quality with Net Charge-offs of 11bps Fully Integrated Ascentium Capital Completed strategic acquisitions Delivered Outstanding Performance Invested in Talent & Enablement Advanced capabilities to streamline homebuilder finance origination Record Year for Revenue & Profit Grew Deposit Balances +$6.5B to $42.1B, an 18.3% increase over the prior year Expanded Small Business Capabilities in SBA, Franchise, & established Outbound Business Development team Remained focused on top performing banker retention & consistently experienced high associate engagement scores Attracted top talent Delivered advanced data and analytics to deepen our Relationship Managers' understanding of client needs Strong Capital Markets with revenue of $331M, up 20% vs. FY20 driven by Syndications, Debt/Equity, M&A and Real Estate Capital Markets Received Industry Recognition for excellence 2021 Export Working Capital Lender of the Year Top Decile for TM Service Quality 2021 Excellence Award: Middle Market Segment "Bank You Can Trust" 12 Strategic Initiatives focused on expanding client solutions

Wealth Management Group

Focus on execution & investments to optimize the client and associate experience

GENERATING Consistent Sustainable Long-term Performance

Customer Experience & Communication

Maintained strong momentum in growth markets and protected business through continued engagement and solid partnerships with Consumer Banking and Corporate Banking

Client communications including weekly market update client calls with Asset Management; over 14,000 Regions Wealth Podcast downloads; Regions Asset Management provided commentary on ESG, crypto, and nonprofit RFPs

Continued enhancement of existing business intelligence dashboards to aid in client management and identification of trends

Delivered Strong Results[1]

Strong NIR Growth
NIR growth of $46M or 13% YoY driven by increased IM&T sales, favorable market conditions and FA productivity

Outperformed portfolios benchmarks for 3-Year and 5-Year

Grew Average Deposits
+$1.2B or 14% YoY

Grew Total Client Assets
+$21.6B or 15% YoY

Strategic Technology Investments & Data Analytics

Planned launch of hybrid robo-advice solution, InvestPath, targeted for early 2022

Continued lead management in Regions Investments with use of Bridge, the Salesforce CRM solution

Investing in enhancements to RWP to improve retention and deliver future recurring non-interest revenue

Focused on automation efforts to increase operational efficiency, reduce risk, and enhance client experience

Reduced client attrition and provided insights for Private Wealth client credit needs through Wealth Client IQ

Enhanced Guided Discovery for investment and retirement objectives for referral to Financial Advisors for needs-based conversations

REGIONS 30

(1) Represents full year 2021 Numbers.

31 • 4Q adjusted loans grew 7% on an ending basis and 6% on an average basis ◦ Excl. ~$3B acquired EnerBank loans, full-year ending adj. loans increased 4% and full-year average adj. loans decreased 3%. • Commercial pipelines have surpassed pre- pandemic levels, production remains strong, and line of credit commitments increased $4.7B YoY; line utilization increased to 42.3% • Consumer loans reflected acquired EnerBank loans as well as another strong quarter of residential mortgage and modest growth in credit card. ◦ Expect consumer exit portfolios to have an average impact of ~$700M in FY22. • Expect full-year 2022 reported average loan balances to grow 4-5% compared to 2021. Loan growth momentum (1) Non-GAAP, see appendix for reconciliation. $79.8 $80.5 $86.0 52.4 53.2 55.6 27.4 27.3 30.4 4Q20 3Q21 4Q21 (Ending, $ in billions) $80.3 $79.8 $84.3 52.9 52.7 54.0 27.4 27.1 30.3 4Q20 3Q21 4Q21 Adjusted loans and leases(1) (Average, $ in billions) Adj. business loans(1)Adj. consumer loans(1) QoQ highlights & outlook

32 $42.3 $5.4 $0.2 $5.5 $1.7 Commercial and Industrial CRE Mortgage - OO CRE Construction - OO IRE - Mortgage IRE - Construction 4Q21 Average loan composition $17.4 $6.3 $5.4 $1.2 $1.2 Mortgage Home Equity Other Consumer Other Consumer - Exit Portfolios Consumer Credit Card Average consumer loans $31.5B Average business loans $55.1B ($ in billions)($ in billions)

Commercial & IRE loans

GENERATING Consistent Sustainable Long-term Performance

As of 12/31/21 ($ in millions)	Total Commitments	Outstanding Balances	% Utilization
Administrative, Support, Waste & Repair	$2,630	$1,489	57%
Agriculture	589	336	57%
Educational Services	3,923	2,975	76%
Energy - Oil, Gas & Coal	4,039	1,361	34%
Financial Services	11,515	5,582	48%
Government & Public Sector	3,371	2,845	84%
Healthcare	6,188	3,918	63%
Information	3,162	1,929	61%
Professional, Scientific & Technical Services	3,644	2,235	61%
Real Estate	15,063	7,343	49%
Religious, Leisure, Personal & Non-Profit Services	2,463	1,733	70%
Restaurant, Accommodation & Lodging	2,091	1,658	79%
Retail Trade	4,554	2,247	49%
Transportation & Warehousing	4,568	3,030	66%
Utilities	5,026	2,131	42%
Wholesale	6,945	3,756	54%
Manufacturing	8,899	4,629	52%
Other(1)	633	112	N/A
Total Commercial	$89,303	$49,309	55%
Land	$150	$120	80%
Single-Family/Condo	1,597	608	38%
Hotel	285	269	94%
Industrial	972	643	66%
Office	2,077	1,893	91%
Retail	629	601	96%
Multi-Family	3,315	2,000	60%
Other(1)	1,309	893	N/A
Total Investor Real Estate	$10,334	$7,027	68%

- The outstanding balance for Real Estate within the Commercial section reflects $1,946M of Real Estate Services & Construction loans as well as $5,397M of combined CRE-Unsecured which includes REITs:
  - Hotel REITs total $377M in balances with $530M in commitments
  - Retail REITs total $724M in balances with $1,938M in commitments
- Commitments to make commitments are not included
- Utilization % presented incorporates all loan structures in the portfolio; utilization on revolving line structures was 42.3% at 12/31/2021

(1) Contains balances related to non-classifiable and invalid business industry codes offset by payments in process and fee accounts that are not available at the loan level.

REGIONS 33

34 ($ in millions) 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 Round 1-average $ 3,213 $ 4,558 $ 4,143 $ 3,171 $ 2,401 $ 814 $ 288 Round 2-average — — — 627 1,500 1,324 800 Total-average $ 3,213 $ 4,558 $ 4,143 $ 3,798 $ 3,901 $ 2,138 $ 1,088 NII(1) $ 18 $ 31 $ 54 $ 40 $ 43 $ 31 $ 39 Round 1-ending $ 4,498 $ 4,594 $ 3,624 $ 2,974 $ 1,438 $ 416 $ 207 Round 2-ending — — — 1,343 1,510 1,120 541 Total-ending $ 4,498 $ 4,594 $ 3,624 $ 4,317 $ 2,948 $ 1,536 $ 748 Balance forgiven $ — $ — $ 970 $ 651 $ 1,655 $ 1,412 $ 788 PPP loan details • Through 4Q21, approximately 89% of total estimated program fees have been recognized ($27MM in remaining unamortized fees). • Expect 1Q22's NII from PPP loans to be in the $8M-$12M range. • 88% of total $6.2B PPP loans have been forgiven through 4Q21 (1) NII recognized during the period includes contractual loan yields, amortization of loan fees (including accelerated forgiveness) net of estimated funding costs.

Deposit growth continues

GENERATING Consistent Sustainable Long-term Performance

Average deposits by segment

($ in billions)



$119.8
0.4
8.9
40.6
69.9
$131.9
0.4
9.9
42.5
79.1
$136.7
3.0
10.1
42.7
80.9
4Q20
3Q21
4Q21
Consumer Bank
Corporate Bank
Wealth Mgt
Other(1)

QoQ highlights & outlook

- Pace of deposit growth has slowed, balances continued to increase to new record levels.
- Average deposits QoQ growth primarily due to higher account balances and addition of EnerBank deposits.
  - EnerBank 4Q average deposits were $2.6B and ending deposits were $2.3B; and are included in Other deposits[1].
- 2021 consumer checking accounts grew 3% and small business accounts grew 5%.
  - 2021 net retail account growth exceeds previous 3 years combined.
- Based on analysis of deposit inflow characteristics, we currently believe ~35% of pandemic-related deposit increases can be used to support longer term asset growth through the rate cycle.
- The remaining balance performance is uncertain; however, additional balances are likely to persist over initial rate increases. Providing a favorable funding mix when compared to prior cycles.

(1) Other deposits represent non-customer balances primarily consisting of EnerBank brokered deposits.

REGIONS 35

Deposit advantage

GENERATING Consistent Sustainable Long-term Performance

Business Deposit Mix[1]
4Q 2021 Average
($ in billions)



Corporate
$43
Consumer
$81
Wealth Mgt
$10
Other $3

Funding Mix[1]- Current vs. Prior Rising Rate Cycle
($ in billions)



$107
12%
26%
62%
$142
6%
30%
64%
2017
2021
Retail
Commercial
Borrowings/ Other(1)

% of Total Deposits Balance in Accounts Less than $250k[2]



64%
57%
50%
44% 44% 43% 42% 42% 41%
38% 37% 35%
27%
Peer 1
Peer 2
RF
Peer 3
Peer 4
Peer 5
Peer 6
Peer 7
Peer 8
Peer 9
Peer 10
Peer 11
Peer 12

Product Mix

- Balance sheet primarily deposit funded; 96% of liabilities; 6% higher than at the outset of the last up-rate cycle
- 42% of deposit balances in non-interest bearing accounts[3]
- Retail deposits consist of consumer and wealth accounts and represent 67% of total deposits

Deposit Granularity

- Regions holds a larger proportion of smaller deposit balance accounts when compared to the industry
- The increase in consumer deposits has been largely with existing long-tenure customers, whose low rate sensitivity is likely to persist into the next rate cycle

Well Positioned for Rising Rates

- Historically, Regions deposit pricing has outperformed peer banks in rising rate environment; in last rising interest rate cycle, Regions total interest bearing deposit betas of 29% (retail 14%; commercial 67%); outperformed the peer median of 35%
- The funding mix has become more granular and less reliant on wholesale borrowings, positioning the balance sheet well for a potential rising rate environment

(1) "Other" category includes EnerBank deposits. (2) Source - Bank Call Report data as of 09/30/2021. (3) 4Q2021 Average NIB/IB split by Business: Consumer 37%/63%, Corporate 61%/39%, Wealth 15%/85%.

REGIONS 36

Capital and liquidity

GENERATING Consistent Sustainable Long-term Performance

Tier 1 capital ratio[1]


11.4%
12.3%
11.0%
4Q20
3Q21
4Q21

Loan-to-deposit ratio[2]


70%
63%
63%
4Q20
3Q21
4Q21

(1) Current quarter ratios are estimated. (2) Based on ending balances.

Common equity Tier 1 ratio[1]


9.8%
10.8%
9.6%
4Q20
3Q21
4Q21

QoQ Highlights & Outlook

- Common Equity Tier 1 (CET1) ratio decreased 120 bps in 4Q due primarily to non-bank acquisitions and share repurchases.
  - Continue to prioritize capital utilization for organic growth and non-bank acquisitions that propel future growth.
- In 4Q, Regions closed on the acquisitions of EnerBank, Sabal Capital Partners and Clearsight Advisors, which absorbed ~$1.3B of capital combined.
- In 4Q, Regions repurchased $300M of common stock and declared $160M in common dividends.
- Expect to maintain CET1 near the mid-point of 9.25-9.75% operating range.
- Stress Capital Buffer requirement for 4Q21 through 3Q22 is 2.5%.

REGIONS 37

38 10.8% 0.7% (0.1)% (0.2)% (0.4)% (1.2)% 9.6% CET1 waterfall (1) Non-GAAP; see appendix for reconciliation. (2) 'Other' includes impact of tax, provision, CECL deferral, preferred dividends, and net change in intangibles, all exclusive of acquisitions (broken out separately). (3) RWA growth excludes RWA's acquired in acquisitions. (4) Impact of Acquisitions includes Goodwill and Other Intangibles (net of DTL), capital held against RWA's, and income statement impacts related to the transactions. (5) Current quarter ratios are estimated and reflect rounding. 3Q21 CET1% Pre-tax pre- provision income(1) Other(2) 4Q21 CET1%(5) Common Dividend/ Share Repurchases Acquisitions(4)RWA Growth(3)

Investing for growth while maintaining focus on capital optimization

GENERATING Consistent Sustainable Long-term Performance

2014: Acquisition of **Fannie Mae DUS License**

2015 (BlackArch Partners): Acquisition of **HUD (MAP) License**

2016 (First Sterling Financial):
- Entered into **MSR flow-deal** arrangement
- Third-party originated auto portfolio **~$2.0B** moved to runoff
- Return optimization of commercial, OORE and IRE loans began through **Capital Commitments Working Group**

2018: Sold **Regions Insurance Group**; redeployed capital generated to shareholders

2019 (Highland):
- Dealer Financial Services auto portfolio **~$2.4B** moved to runoff
- Greensky unsecured consumer loans **~$2.0B** moved to runoff

2020 (Ascentium Capital): Entered into second **MSR flow-deal** arrangement

2021 (EnerBank USA, Sabal, Clearsight Advisors Investment Banking): Acquisition of **Freddie Mac License**

- Investing in growth with a focus on profitability has resulted in strong **ROATCE** improvement. Increasing from below peer median results in 2016 to **top quartile**(1) performance in 2021.
- Continue to invest in data and analytics (Rosie/RCLIQ/WealthIQ) empowering our bankers while maintaining a top rated digital client offering: **#1 Online Banking Customer Satisfaction** per J.D. Power 2021(2) and **4.8 iOS app rating** for mobile.

(1) Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. (2) U.S. Online Banking Satisfaction Study among regional banks.

Regions 39

40 $100 $900 $650 $800 750 650 100 150 300 500 HoldCo Senior Notes Bank Senior Notes HoldCo Subordinated Notes Bank Subordinated Notes 2022 2023 2024 2025 2028 2037 Regions unsecured debt and credit ratings profile • Unsecured wholesale debt footprint represents just 1.5% of 12/31/2021 assets with Holding Company and Bank unsecured debt making up 1.2% and 0.3% of 12/31/2021 assets, respectively. Moody's S&P Fitch Regions Financial Corporation Senior Unsecured Debt Baa2*+ BBB+ BBB+ Subordinated Debt Baa2*+ BBB BBB Regions Bank Senior Unsecured Debt Baa2 A- BBB+ Subordinated Debt Baa2*+ BBB+ BBB Outlook U/R Stable Positive Debt maturity profile(1) Select credit ratings ($ in millions) (1) As of 12/31/2021. *+ Indicates ratings are under review for upgrade.

Empowered by innovation & data

GENERATING Consistent Sustainable Long-term Performance

Expanding Influence of Data & Personalization

Regions 360® Efforts

Omnichannel view of customers for a **"You Know Me & Value Me"** experience

Regions Client IQ (RCLIQ) and WealthIQ delivering 'needs based' engagement resulting in significant corporate and wealth management revenue

ROSIE

Personalized offering of products and services to anticipate customer needs



rVoice

Accelerating digital transformation through customer feedback

Enhanced Fraud Analytics
Machine learning models to detect and prevent fraud and enable analytics for proactive customer protection

BSA/AML Enhanced Due Diligence
Delivering graph-based network visualization capabilities for Anti-Money Laundering customer entities

Continuous Improvement on Data Governance
Unification of data architecture, data assets, and data catalog

Data Protection
Cloud and network data protection, along with data labeling

Platform Modernization



Deposit & Lending Modernization

Modernization of the Bank's Core Systems **to enable product and service innovation**

New Fulfillment & Servicing Platforms for Real Estate Loans

Path to **omnichannel experience**

Centralization of Data/Modernization

Leveraging modern **Big Data Platforms** to accelerate our data driven decision-making processes

Completion of Expansion for Relationship Platform

Regions Bridge provides a single client relationship view to better serve customers across Wealth Management and Mortgage

Enhanced Data for Incentive Offers

Offer Tracker combines data from multiple sources to **enhance and automate** the fulfillment processes

Centralizing Corporate Banking Group Lending Origination Platform

Expanding nCino to three additional lines of business to finalize centralization of a single lending origination platform

Data Recovery
Enhancing cyber resilience protection

Modernizing Technology Practices
Shift to DevSecOps and increasing usage of Agile principles

Cloud Center of Excellence
Enabling new services, cloud native development, and disaster recovery as a service

REGIONS 41

Differentiating through customer experience

GENERATING Consistent Sustainable Long-term Performance

Digital Acceleration


REGIONS
Regions
Ratings & Reviews
4.8
out of 5
4.8 iOS App Rating

Adoption
7% increase in digital users in 4Q21 compared to 4Q20
12% increase in Mobile users in 4Q21 compared to 4Q20

Digital Enhancements
New Digital features include MyGreenInsights Upgrade, New Transaction Register, Zelle Enhancements, Consumer and Business Services alerts

Increase in Digital Sales
30% increase in Digital Sales in 4Q21 compared to 4Q20

Zelle
49% increase in Zelle transactions in 4Q21 compared to 4Q20

Innovating Operations

Expanded Regions Secure Messaging
Increased usage by ~270% from January 2021 to December 2021


REGIONS
May I Help You?

Automated Non-Agent Interactions
87% average interaction resolution rate

Collections Self-Service Portal
Enabling an improved customer experience with 35% of logins resulting in a payment and $2M+ collected in 2021

Authentication Improvements
Risk Based Device Authentication, Behavioral Biometrics, Two-Way SMS, Voice Biometrics, Enhanced Alerts, New Fraud Detection Platform

Faster & More Transparent Transactions
Providing more transparent and efficient posting and settlement processes; Enabling faster payment options through Real Time Payments; Open Banking APIs for revenue growth; Providing real time customer activity alerts

eSignature Expansion
In 2021, 1.3 million eSignature documents were created, a 28% increase from 2020

Expansion of Customer Interaction Points
Increased omnichannel offerings including: Reggie Enhancements (Virtual Banker), Online Banking and Mobile Secure Messaging, Courtesy Callback

REGIONS 42

43 System Maintenance New Technology Cybersecurity / Risk Management Continue to invest for the future • Regions remains competitive by reserving ~10-11% of revenue for Technology Spend. • Past investment on innovation and strategy provided a firm, resilient foundation for addressing changes in customer needs. • Investments over the last 4 years to modernize the customer experience and transform the technology operating model allow system modernization to be prioritized for new technology spend. • Along with continuous innovation, we are making investments into modernizing our infrastructure and data. As we start taking advantage of AI and the scale modern technologies have to offer, our technology spend will be linear or proportional to revenue growth. • Deposit & Lending Modernization will take a staggered approach to the transformation. Modernization efforts began in 2021 with runway through 2027 to complete the overall program.

Growth in digital

GENERATING Consistent Sustainable Long-term Performance

Digital Usage

Active Users *(Millions)*



+13%
2.7
2.9
3.1
4Q19 4Q20 4Q21
Digital Banking
+22%
1.9
2.0
2.3
4Q19 4Q20 4Q21
Mobile Banking

Mobile Banking Log-Ins *(Millions)*



+24%
127
149
157
4Q19
4Q20
4Q21

Customer Transactions[(2)(3)]



Non-Digital
Digital
40%
60%
33%
67%
31%
69%
4Q19
4Q20
4Q21

Sales and Transactions

Digital Sales (Accounts in Thousands)[(1)]



+106%
40.2
9.2
31.0
63.9
10.6
53.3
82.9
8.8
74.1
4Q19
4Q20
4Q21
Deposits
Lending

Consumer Checking Sales by Channel[(4)]



3%
84%
13%
3%
76%
21%
2%
72%
26%
4Q19
4Q20
4Q21
Digital
Contact Center
Branch

Deposit Transactions by Channel



55.4%
30.5%
14.1%
46.7%
33.3%
20.0%
45.5%
33.0%
21.5%
4Q19
4Q20
4Q21
Branch
Mobile
ATM

Zelle Transactions *(Millions)*



+208%
0.86
1.79
2.66
4Q19
4Q20
4Q21

Mobile App Rating



12:34
100%
Regions
GET
Ratings & Reviews
See All
4.8
out of 5
Tap to Rate:

(1) Digital sales represent deposit accounts opened and loans booked. (2) Digital transactions represent online and mobile only; Non-digital transactions represent branches, contact centers and ATMs. (3) Transactions represent Consumer customer deposits, transfers, mobile deposits, fee refunds, withdrawals, payments, official checks, bill payments, and Western Union. Excludes ACH and Debit Card purchases/refunds. (4) Includes cross-channel sale capabilities through digital banker dashboard applications launched across our footprint at the end of 2Q.

REGIONS 44

45 Continuous improvement framework • Making Banking Easier – Be intensely responsive to customer needs • Revenue Growth – Improve effectiveness in generating prudent, profitable, sustainable growth • Efficiency Improvements – Continuously leverage people and technology to improve processes, reduce costs and drive growth • Innovation – Focus on data & analytics, omnichannel delivery, protection & security, advice & guidance Simplify & Grow established a culture of Continuous Improvement. Now that Continuous Improvement is embedded in our DNA, initiatives are no longer centrally tracked, and groups manage the development and execution of their programs with regular updates to the Steering and Integration Teams. • Established processes to maintain a Continuous Improvement culture through Simplify & Grow. • Independently manages and reports Continuous Improvement program performance regularly at Integration and Steering Team meetings. • Includes senior leaders from business and support segments across the bank. • Sponsors, promotes and provides executive direction of the Continuous Improvement program. Reviews segment programs and ensures accountability to promote a Continuous Improvement culture. • Includes strategic leaders from business and support segments across the bank. • Provides effective challenge, offers support when needed, looks for opportunities that can be leveraged in other areas and offers insights and ideates across groups. Continuous Improvement Key Pillars Steering Team Integration Team Business and Support Groups

46 1.71% 2.69% 1.80% 1.79% 1.71% 2.81% 1.83% 1.81% ACL/Loans (incl. PPP) ACL/Loans (excl. PPP) Day 1 4Q20 3Q21 4Q21 $94 $30 $44 41 25 32 53 5 12 0.43% 0.14% 0.20% 4Q20 3Q21 4Q21 $745 $530 $451 308% 283% 349% 4Q20 3Q21 4Q21 NPLs and ACL coverage ratio Asset quality improvement continues ($ in millions) ($ in millions) ($ in millions) Net charge-offs and ratio NPLs - excluding LHFS ACL/NPLs Consumer net charge-offs Business services net charge-offs Net charge-offs ratio (1) Non-GAAP; see appendix for reconciliation. (2) CECL Day 1 ratio is as of January 1, 2020. • 4Q annualized NCOs at 20bps, increased 6bps QoQ driven in part by the addition of EnerBank loans in 4Q. • Within Consumer loans: residential mortgage, home equity, and auto experienced net recoveries in 4Q. • 4Q provision includes $145M for the initial allowance for non-purchased credit deteriorated EnerBank loans, partially offset by improvements in economic outlook and positive credit performance. • NPLs and criticized business loans continued to improve in 4Q. • Full-year 2021 NCOs totaled 24bps (lowest level since 2006); expect full-year 2022 NCOs in the 25-35bps range. ACL to loans ratio (2) (1)

Allowance for credit losses waterfall

GENERATING Consistent Sustainable Long-term Performance

($ in millions)



$1,499
$(44)
$(51)
$2
$168
$1,574
09/30/2021
Net Charge-Offs
Changes in Economic Outlook & Adjustments
Changes in Portfolio Risk & Balances
EnerBank
12/31/2021

QoQ highlights

- 4Q ending allowance, excluding EnerBank, decreased $93M due to continued improvement in the economic outlook and expectations of improving credit performance in certain sectors / clients.
- The benefits of the improving economic outlook were partially offset by a continued level of imprecision due to uncertainty regarding recurring virus variants, lingering supply chain issues, and inflation that is now considered persistent.
- Including EnerBank, the 4Q ending allowance increased $75M.

REGIONS 47

48 Pre-R&S period 4Q2021 1Q2022 2Q2022 3Q2022 4Q2022 1Q2023 2Q2023 3Q2023 4Q2023 Real GDP, annualized % change 6.4% 4.0% 4.2% 4.0% 3.4% 2.6% 2.2% 2.1% 2.2 % Unemployment rate 4.4% 3.9% 3.8% 3.7% 3.7% 3.6% 3.6% 3.5% 3.5 % HPI, year-over-year % change 16.7% 14.0% 9.6% 6.0% 4.7% 4.7% 4.7% 4.5% 4.2 % S&P 500 4,570 4,643 4,697 4,760 4,833 4,892 4,940 4,987 5,036 Base R&S economic outlook (as of December 2021) • Economic forecasts represent Regions’ internal outlook for the economy over the reasonable & supportable forecast period. • Given improvements in the economic outlook, management considered alternative analytics to support qualitative additions to the modeled results to reflect continued risk and uncertainty in certain portfolios.

49 As of 12/31/2021 As of 12/31/2020 (in millions) Loan Balance ACL ACL/Loans Loan Balance ACL ACL/Loans C&I $43,758 $613 1.40% $42,870 $1,027 2.40 % CRE-OO mortgage 5,287 118 2.23% 5,405 242 4.47 % CRE-OO construction 264 9 3.53% 300 24 7.98 % Total commercial $49,309 $740 1.50% $48,575 $1,293 2.66 % IRE mortgage $5,441 $77 1.41% $5,394 $167 3.10 % IRE construction 1,586 10 0.61% 1,869 30 1.58 % Total IRE $7,027 $87 1.23% $7,263 $197 2.71 % Residential first mortgage $17,512 $122 0.70% $16,575 $155 0.94 % Home equity lines 3,744 83 2.23% 4,539 122 2.69 % Home equity loans 2,510 28 1.13% 2,713 33 1.23 % Consumer credit card 1,184 120 10.15% 1,213 161 13.30 % Other consumer- exit portfolios 1,071 64 6.00% 2,035 124 6.07 % Other consumer 5,427 330 6.07% 2,353 208 8.86 % Total consumer $31,448 $747 2.38% $29,428 $803 2.73 % Total $87,784 $1,574 1.79% $85,266 $2,293 2.69 % Government guaranteed PPP loans 748 2 0.28% 3,624 1 — Total, excluding PPP loans(1) $87,036 $1,572 1.81% $81,642 $2,292 2.81 % Allowance allocation (1) Non-GAAP; see appendix for reconciliation. Note - All PPP loans are included in C&I. Excluding PPP loans from that category would increase the ACL ratio for C&I loans to 1.42%.

2022 expectations

GENERATING Consistent Sustainable Long-term Performance

Category	FY 2022 Expectations
Total Adjusted Revenue (from adjusted 2021 of $6,412)(1)(2)(3)	Up 4-5%
Adjusted Non-Interest Expense (from adjusted 2021 of $3,698)(1)(2)	Up 3-4%
Adjusted operating leverage(1)(2)	Positive
Average Loans (from average 2021 of $84,802)(1)(2)	Up 4-5%
Net charge-offs / average loans	25-35bps
Effective tax rate	21-23%

Expectations for 1Q22 & Beyond

- Expect consumer exit portfolios to have an average impact of ~$700M in FY22.
- Linked-quarter NII expected to grow modestly in 1Q22 excluding reduced PPP contributions; expect 1Q22 PPP NII contribution to be in the $8M-$12M range.
- Excluding PPP/cash, adjusted NIM(4) expected to increase into the upper-3.30%s.
- Anticipated impact of newly announced NSF/OD policy changes will result in FY22 service charges of ~$600M and FY23 service charges ~$25M below FY22.
- Expect 2022 capital markets to generate quarterly revenue in $90-$110M range, excl. impact of CVA/DVA; expect to be near lower end of the range in 1H22 as we integrate and ramp up new acquisitions.
- Mortgage is expected to be lower in 2022, but remain a key component to fee revenue.
- Expect to maintain CET1 near the mid-point of 9.25-9.75% operating range.

(1) Non-GAAP, see appendix for reconciliation. (2) The reconciliation with respect to forward-looking non-GAAP measures is expected to be consistent with actual non-GAAP reconciliations included in the attached appendix or in previous filings with the SEC. (3) Expectations utilize the 1/31/2022 forward interest rate curve. (4) Adj. NIM excludes PPP and excess cash over $750M. Adjusted NIM, and adjusted loans are non-GAAP; see appendix for reconciliations.

REGIONS 50

51 2018 ESG - Environmental Launched Solar Tax Equity Finance Team Began publicly issuing a Corporate Sustainability Report Expanded Asset Management offerings to include ESG- focused products Adopted an Environmental Sustainability Policy Statement and two environmental goals: Reduce Scope 1 and Scope 2 greenhouse gas emissions by 30% and reduce energy use by 30%, each by 2023 Released first GRI Content Index Issued first response to CDP's Climate Change Questionnaire Became a Ceres Company Network Member Released first SASB Disclosure Released first integrated Annual Review & ESG Report Launched comprehensive online ESG Resource Center Released first stand- alone TCFD Report Reached 2023 Scope 1 and Scope 2 greenhouse gas emissions reduction goal Announced new Scope 1 and Scope 2 greenhouse gas emissions reduction goal: Reduce gross location-based emissions by 50% by the end of 2030 Obtained external assurance for 2020 greenhouse gas emissions inventory Regions' Climate Commitment Regions acknowledges the climate challenges that face our planet and is committed to both further reducing our environmental footprint and exploring new ways to support our customers and third parties in their own efforts to enact similar change. 2016 2017 2019 2020 2021

ESG - Social

GENERATING Consistent Sustainable Long-term Performance

Our mission at Regions is to achieve superior economic value for our shareholders over time by making life better for our **customers**, our **associates** and our **communities** and creating shared value as we help them meet their financial goals and aspirations. We do this by providing competitive financial products, excellent service and trusted financial advice.

Customers

- Regions360® approach
- Bank Your Way
- Regions Now Banking®
- Fair and responsible banking
- Digital and online banking channels

Associates

- Diversity, Equity and Inclusion commitments established
- Cultivating a more inclusive work environment
- Support for the physical and mental health and well-being of associates
- Talent management development opportunities

Communities

- $6.1 billion in community development[1]
- $29.4 million in philanthropic and community giving[1]
- Regions Bank and its associates and Regions Foundation® together donated:
  - $7.7 million to more than 130 United Way chapters[1]
  - $5.3 million to over 340 organizations for COVID-19 relief[1]
- 130,000 financial wellness workshops led by Regions associates[1]
- Regions Community Development Corporation, established in 2020, serves as a catalyst to help revitalize communities and improve the lives of economically disadvantaged families in the Regions footprint

During the pandemic

Regions has been dedicated to prioritizing the health and safety of customers and associates by:

- Physically adapting our facilities with appropriate sanitation equipment, enhancing HVAC filtration and installing Needlepoint Bipolar Ionization technology in 20 facilities
- Equipping associates with face masks and hand sanitizer, and increasing sanitizing procedures in large corporate and operation centers

(1) As of December 31, 2020.

REGIONS 52

ESG - Governance

GENERATING **Consistent Sustainable Long-term Performance**

COVID-19
Board oversight of Regions' response

43
Board and Committee meetings in 2020

98% attendance by Directors

As we emerge from a year of enormous challenges, we stand by our commitment to creating shared value: Our shareholders benefit when we do what is right for our customers, associates, and communities so that together we can make life better.

We consider proper shareholder engagement to be a continuous relationship throughout the year, with both Directors and management, through in-person meetings, phone calls, email updates, public disclosures, and presentations to and discussions with the Board. Engaging with our shareholders and soliciting their points of view are critical to providing long-term value to all of the Company's stakeholders.

Year-Round Engagement with institutional shareholders

Specific components of Regions' **ESG-related policies, practices, and disclosures** are overseen by our Board through its four standing committees:

- NCG Committee
- Audit Committee
- CHR Committee
- Risk Committee

0 Overboarded Directors
Under ISS' and Glass Lewis' Guidelines and market standards[1]

69%
Directors that have been on the Board for 10 or fewer years[1]

46%
Board Diversity
Includes gender, race/ethnicity and sexual orientation[1]

72
Mandatory Director retirement age (subject to rare exceptions)[1]

92%
Director independence, including independent Chair of the Board[1]

50%
Standing committees chaired by a diverse Director[1]

Our Corporate Governance Principles affirm that the Board will seek members from diverse professional and demographic backgrounds, who combine a broad spectrum of experience and expertise with a reputation for integrity, to ensure that the Board maintains an appropriate mix of skills and characteristics to meet the needs of the Company.

The following documents are available at ir.regions.com/governance:

- Corporate Governance Principles
- Board Committee Charters
- By-Laws
- Code of Ethics for Senior Financial Officers
- Code of Business Conduct & Ethics

ESG-Focused

- Environmental Sustainability Policy Statement & Goals
- Human Rights Statement
- Supplier Code of Conduct

See also the list of ESG Disclosures on the next slide.

(1) As of July 20, 2021.

REGIONS 53

54 MSCI State Street Global Advisors S&P Global Sustainalytics AA ESG Rating 68 R-Factor Score S&P 500 ESG Index Low-Risk ESG Risk Rating Human Rights Campaign JUST Capital JUST Capital Disability Equality Index FTSE Russell 100 Score in 2021 Corporate Equality Index 2021 JUST 100 Top 100 Companies Supporting Healthy Families and Communities 2021 Best Place To Work FTSE4Good Index Series Suite of ESG Disclosures • Annual Review & ESG Report • TCFD Report • GRI Content Index • CDP Climate Change Questionnaire Response • SASB Disclosure • Workforce Demographics Report • Community Engagement Report All resources available through our ESG Resource Center accessible at ir.regions.com/governance ESG - Recognitions and resources

LIBOR Transition

Readiness & the Path Forward

GENERATING Consistent Sustainable Long-term Performance

Highlights

Dec 31, 2021

Last Day Regions Originated LIBOR loans

Daily SOFR
Term SOFR
BSBY
AMERIBOR

Alternative Rate Offerings at Regions

Moving to Next Phase of Transition

As of January 1, 2022 Regions is no longer originating LIBOR loans. Regions has taken steps both systematically and through training to ensure that no new LIBOR loans are added to the balance sheet in accordance with guidance from Federal Regulators. Focus now turns to remediation of existing LIBOR loans and derivatives. Transitioning away from LIBOR will happen in two ways:

Fallback

- After June 30, 2023 Regions will implement the fallback language in existing LIBOR contracts
- Regions has reviewed all LIBOR contracts and categorized fallback
- Regions will communicate with customers prior to fallback to ensure they are aware of the pending index changes

Amendment

- Some contracts will be amended prior to cessation to change the index
- Contracts might be amended based on fallback language requirements or on customer desire
- Regions will ensure that amended contracts that fall within guidance will be identified for tax/accounting relief for LIBOR transition

Financial Considerations & Potential Impact

- Balance Sheet/ Earnings Performance
- Accounting/Tax
- Balance Sheet Hedges/ Client Derivatives
- Loan Pricing
- Commercial/ Consumer Preference

- **Balance Sheet Hedges:** Developments on hedge accounting are being closely monitored.
- **Market Activity:** Derivatives markets have slowly begun to adopt SOFR, and markets for BSBY/AMERIBOR remain limited.
- **Asset/Liability Management:** While Regions controls the transition of certain portions of the balance sheet (e.g., bilateral loans), others will be driven by market dynamics (e.g., debt, securities).
- **Loan Pricing:** Pricing of alternatives continues to evolve, especially SOFR Credit Spread Adjustments.
- **Tax Implications:** Some uncertainty remains on safe harbors for tax treatment.

REGIONS 55

Ascentium Capital acquisition

Acquisition exceeding expectations

GENERATING Consistent Sustainable Long-term Performance

Company Overview

- *Announced February 27, 2020; closed April 1, 2020.*
- Ascentium Capital was the largest independent equipment finance lender in the U.S.
- Partners with ~4,000 vendors to finance essential-use equipment for small business customers.
- Strong risk management culture and data driven framework resulting in solid credit performance throughout economic cycles.
- Provides diversification with strength across multiple industries and geographies.

Integration Updates

In November 2021, the Ascentium Capital equipment finance capabilities were rolled out to the entire Regions branch network.

Coordinated partnership between Ascentium and the Commercial Banking team to handle small ticket equipment finance needs for the commercial client base.

Differentiated technology platform and processes, delivering same day credit decisions and funding.

Industry Diversification[1]

Ascentium focus on portfolio growth in areas of core strength. Cross-sell of products between Ascentium & Regions customers has begun.


All Other 14%
Manufacturing 7%
Retail Trade 7%
Administrative, Support 8%
Real Estate - Services, Construction 9%
Restaurant, Accommodation & Lodging 11%
Healthcare 12%
Transportation & Warehousing 32%

Ascentium Financial Performance

- Ascentium Capital contributed 10% of the Corporate Banking Group's 2021 total revenue.
- Loan production increased 8% YoY.[2]
- Recoveries remain historically high; delinquencies and NCOs remain below pre-pandemic levels.

(1) Ascentium loan balances were ~$2.1B at 12/31/2021 (excludes HFS). (2) 4Q21 vs. 4Q20.

REGIONS

56

EnerBank acquisition

Expanding our consumer lending products and services

GENERATING **Consistent Sustainable Long-term Performance**

Regions is focused on serving as the Premier Lender to Homeowners. By adding EnerBank's suite of home improvement financing, Regions is able to expand options for homeowners throughout the company's footprint while establishing new relationships with clients served by EnerBank across the U.S.

Company Overview

- *Announced June 8, 2021; closed October 1, 2021.*
- Headquartered in Salt Lake City, UT, EnerBank originates prime and super-prime home improvement point-of-sale loans through a national network of +10,000 contractors
- **A top 5 originator** in the home improvement point-of-sale space, one of the **fastest growing** segments in consumer lending
- Experienced and tenured management team with **nearly 20-year track record** operating in a regulated bank environment
- Regions forecasts EnerBank to double their current size within 5 years

Top Home Improvement Projects Financed

- Pools
- HVAC
- Solar
- Roofing & Siding
- Windows & Doors

Premier Lender to Homeowners

Regions has been on a multi-year journey investing in products, services and omni-channel origination capabilities central to Mortgage Lending, Mortgage Servicing and Home Equity Lending.

As a result of these investments, Regions has continued to gain share through customer growth and deepening existing relationships with over four million households.

Home improvement point-of-sale finance complements these investments, extends our suite of home-centric lending products and accelerates our vision to be the premier lender to homeowners.

EnerBank Financial Performance

- EnerBank contributed ~6% of the Consumer Bank's total revenue in 4Q21.
- Additional ~$3B of acquired EnerBank loans included in Consumer Loans.
- Strong overall credit performance.

REGIONS 57

Sabal Capital Partners acquisition

Continues build-out of Regions' fee-based businesses

GENERATING Consistent Sustainable Long-term Performance

Company Overview & Regions' Strategic Rationale

- ***Announced October 4, 2021; closed December 1, 2021.***
- Sabal Capital Partners is a market leader in the origination of small-balance agency loans.
- Top originator of Fannie Mae and Freddie Mac small-balance commercial real estate (CRE) loans with a growing presence in non-agency commercial mortgage-backed securities loan origination.
- Sabal will further expand Regions' real estate capital markets capabilities established since 2014, which today contributes just over 20% of total capital markets revenue.

- ***Sabal expands Regions' agency (Fannie/Freddie) CRE lending product suite and provides Regions the opportunity to become a top 5 bank agency producer.***
- Sabal's platform provides Regions off-balance sheet solutions for small-balance commercial real estate loans and further supports Regions' existing clients and markets. Post acquisition, loans will be sourced through Sabal's current platform and primarily within Regions' core markets.
- Sabal's vertically integrated platform will provide Regions the opportunity to in-source servicing on our current large-ticket agency production towards the end of this year.

Business Lines

Agency Lending[1]	Non-Agency Lending[2]	Servicing
Multi-Family Freddie Mac / Fannie Mae	CMBS: Multi-Family, Office, Industrial, Retail, Storage	~$5B UPB of servicing book[3]

Agency Licenses

License	Regions	Sabal
Freddie Mac SBL		✓
Fannie Mae Small Loan		✓
Freddie Mac CME	✓	✓
HUD	✓	
Fannie Mae DUS	✓	
Ginnie Mae	✓	
Fannie Mae/ Freddie Mac Affordable	✓	
Fannie Mae Senior Housing	✓	

(1) Expected average holding periods on the company's balance sheet ~20 days. (2) Expected average holding periods on the company's balance sheet ~50-60 days for CMBS. (3) As of 12/31/2021.

REGIONS 58

Clearsight Advisors acquisition

Further expand Regions specialty capabilities and M&A advisory services

GENERATING Consistent Sustainable Long-term Performance

Company Overview

- *Announced December 17, 2021; closed December 31, 2021.*
- Clearsight Advisors is a leading-edge mergers and acquisitions firm serving clients in the technology, professional services, data & information services and digital & technology enabled services industry
- Direct alignment with existing technology, media & communications coverage efforts within Corporate Bank
- No sector overlap with BlackArch
- Focus on middle market owner occupied business which aligns well with Regions Commercial Bank structure

Regions' Strategic Rationale

$100M *Average Deal Size*	32 *Clearsight employees*	35%+ *Revenue CAGR 2018 -2021E*

- Clearsight will further expand Regions' growing capital markets division and continue to diversify revenue
- Broaden specialty capabilities for existing technology sector clients and reaching new clients to leverage Region's experience and resources
- Opportunities to scale with expansion into other focus areas in Regions' Corporate Bank.

Sector Focus Areas

Technology and Related Services

- Management Consulting
- Technology Consulting
- Digital Marketing Agencies
- Professional Staffing
- Application & Enterprise Software
- Data Analytics / Intelligence
- Software-as-a-Service (Saas)
- Data-as-a-Service (DaaS)
- Data-Driven Marketing
- AI and Machine Learning

Other Focuses

- Life Sciences
- Strategic Advisory/ Innovation
- Market Research

REGIONS 59

60 APPENDIX

Fourth quarter 2021 highlights

GENERATING Consistent Sustainable Long-term Performance

Summary of fourth quarter results

($ amounts in millions, except per share data)	4Q21	QoQ Change	YoY Change
Net interest income	$ 1,019	5.6%	1.3%
Provision for (benefit from) credit losses	110	(171.0)%	(389.5)%
Non-interest income	615	(5.2)%	(9.6)%
Non-interest expense	983	4.8%	(0.4)%
Income before income taxes	541	(34.9)%	(26.6)%
Income tax expense	103	(42.8)%	(14.9)%
Net income	438	(32.7)%	(28.9)%
Preferred dividends	24	(11.1)%	(14.3)%
Net income available to common shareholders	$ 414	(33.7)%	(29.6)%
Diluted EPS	$ 0.43	(33.8)%	(29.5)%

Selected items impact

(amounts in millions, except per share data)	4Q21	FY 2021
Pre-tax adjusted items[1]:		
Contribution to the Regions Financial Corporation foundation	—	(3)
Branch consolidation, property and equipment charges	—	(5)
Salary and employee benefits—severance charges	(1)	(6)
Loss on early extinguishment of debt	—	(20)
Professional, legal and regulatory expenses	(15)	(15)
Securities gains (losses), net	$ —	$ 3
Gains on equity investment	—	3
Bank-owned life insurance	—	18
Leveraged lease termination gains	—	2
Total pre-tax adjusted items[1]	(16)	$ (23)
Diluted EPS impact[2]	$ (0.01)	$ (0.03)
Additional selected items[3]:		
CECL provision (in excess of) less than net charge-offs	$ (66)	$ 728
Capital markets income - CVA/DVA	—	8
MSR net hedge performance	(5)	(19)
PPP loan interest/fee income	39	153
Pension settlement charges	(3)	(11)

(1) Non-GAAP, see appendix for reconciliation. (2) Based on income taxes at an approximate 25% incremental rate. (3) Items impacting results or trends during the period, but are not considered non-GAAP adjustments. These items generally include market-related measures, impacts of new accounting guidance, or event driven actions.
NM - Not Meaningful

REGIONS 61

62 Management uses pre-tax pre-provision income (non-GAAP) and adjusted pre-tax pre-provision income (non-GAAP), as well as the adjusted efficiency ratio (non-GAAP) and the adjusted fee income ratio (non-GAAP) to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the fee income ratio. Adjusted non-interest income (non-GAAP) and adjusted non-interest expense (non- GAAP) are used to determine adjusted pre-tax pre-provision income (non-GAAP). Net interest income (GAAP) on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the fee income and efficiency ratios. Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. The allowance for credit losses (ACL) as a percentage of total loans is an important ratio, especially during periods of economic stress. Management believes this ratio provides investors with meaningful additional information about credit loss allowance levels when the impact of SBA's Paycheck Protection Program loans, which are fully backed by the U.S. government, and any related allowance are excluded from total loans and total allowance which are the denominator and numerator, respectively, used in the ACL ratio. This adjusted ACL ratio represents a non-GAAP financial measure. Tangible common stockholders’ equity ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common stockholders’ equity measure. Because tangible common stockholders’ equity is not formally defined by GAAP or prescribed in any amount by federal banking regulations it is currently considered to be a non- GAAP financial measure and other entities may calculate it differently than Regions’ disclosed calculations. Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common stockholders’ equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes selected items does not represent the amount that effectively accrues directly to stockholders. Management and the Board of Directors utilize non-GAAP measures as follows: • Preparation of Regions' operating budgets • Monthly financial performance reporting • Monthly close-out reporting of consolidated results (management only) • Presentation to investors of company performance • Metrics for incentive compensation Non-GAAP information

63 Non-GAAP reconciliation Adjusted net interest margin Quarter-ended Year-ended 12/31/2021 9/30/2021 12/31/2020 12/31/2021 12/31/2020 Net interest margin (FTE) (GAAP) 2.83% 2.76% 3.13% 2.85% 3.21 % Impact of SBA PPP loans (0.09) % (0.05) % (0.07) % (0.05) % 0.01 % Impact of excess cash 0.60% 0.59% 0.34% 0.54% 0.18 % Adjusted net interest margin (FTE) (non-GAAP) 3.34% 3.30% 3.40% 3.34% 3.40%

Non-GAAP reconciliation

Adjusted average loans

GENERATING Consistent Sustainable Long-term Performance

($ amounts in millions)	Average Balances 4Q21	3Q21	2Q21	1Q21	4Q20	4Q21 vs. 3Q21		4Q21 vs. 4Q20	
Commercial and industrial	$ 42,254	$ 41,892	$ 43,140	$ 42,816	$ 43,889	$ 362	0.9 %	$ (1,635)	(3.7)%
Add: Commercial loans held for sale reclassified to the portfolio	—	—	138	231	3	—	NM	(3)	(100.0)%
Less: SBA PPP Loans	1,088	2,138	3,901	3,798	4,143	(1,050)	(49.1)%	(3,055)	(73.7)%
Adjusted commercial and industrial loans (non-GAAP)	$ 41,166	$ 39,754	$ 39,377	$ 39,249	$39,749	$ 1,412	3.6 %	$ 1,417	3.6 %
Total commercial loans	$ 47,903	$ 47,574	$ 48,774	$ 48,494	$ 49,597	$ 329	0.7 %	$ (1,694)	(3.4)%
Add: Commercial loans held for sale reclassified to the portfolio	—	—	138	231	—	—	NM	—	NM
Less: SBA PPP Loans	1,088	2,138	3,901	3,798	4,143	(1,050)	(49.1)%	(3,055)	(73.7)%
Adjusted total commercial loans (non-GAAP)	$ 46,815	$ 45,436	$ 45,011	$ 44,927	$45,454	$ 1,379	3.0 %	$ 1,361	3.0 %
Total business loans	$ 55,088	$ 54,885	$ 56,056	$ 55,716	$ 57,045	$ 203	0.4 %	$ (1,957)	(3.4)%
Add: Commercial loans held for sale reclassified to the portfolio	—	—	138	231	3	—	NM	(3)	(100.0)%
Less: SBA PPP Loans	1,088	2,138	3,901	3,798	4,143	(1,050)	(49.1)%	(3,055)	(73.7)%
Adjusted total business loans (non-GAAP)	$ 54,000	$ 52,747	$ 52,293	$ 52,149	$52,905	$ 1,253	2.4 %	$ 1,095	2.1 %
Total consumer loans	$ 31,460	$ 28,465	$ 28,495	$ 29,039	$ 29,619	$ 2,995	10.5 %	$ 1,841	6.2 %
Less: other consumer—exit portfolios	1,160	1,363	1,599	1,884	2,187	(203)	(14.9)%	(1,027)	(47.0)%
Adjusted total consumer loans (non-GAAP)	$ 30,300	$ 27,102	$ 26,896	$ 27,155	$ 27,432	$ 3,198	11.8 %	$ 2,868	10.5 %
Total loans	$ 86,548	$ 83,350	$ 84,551	$ 84,755	$ 86,664	$ 3,198	3.8 %	$ (116)	(0.1)%
Add: Commercial loans held for sale reclassified to the portfolio	—	—	138	231	3	—	NM	(3)	(100.0)%
Less: SBA PPP Loans	1,088	2,138	3,901	3,798	4,143	(1,050)	(49.1)%	(3,055)	(73.7)%
Less: other consumer—exit portfolios	1,160	1,363	1,599	1,884	2,187	(203)	(14.9)%	(1,027)	(47.0)%
Adjusted total loans (non-GAAP)	$ 84,300	$ 79,849	$ 79,189	$ 79,304	$80,337	$ 4,451	5.6 %	$ 3,963	4.9 %

NM - Not Meaningful

REGIONS 64

65 Non-GAAP reconciliation Adjusted full year average loans Average Balance Average Balance Average Balance Twelve Months Ended Twelve Months Ended Twelve Months Ended ($ amounts in millions) December 31, 2021 December 31, 2020 2021 vs. 2020 Total Loans $ 84,802 $ 87,813 $ (3,011) (3.4) % Add: Commercial loans held for sale reclassified to the portfolio 91 1 90 NM Less: SBA PPP Loans 2,722 2,986 (264) (8.8) % Less: other consumer—exit portfolios 1,499 2,758 (1,259) (45.6) % Adjusted total loans (non-GAAP) 80,672 82,070 (1,398) (1.7) % NM - Not Meaningful

Non-GAAP reconciliation

Adjusted ending loans

GENERATING Consistent Sustainable Long-term Performance

($ amounts in millions)	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020	12/31/2021 vs. 9/30/2021		12/31/2021 vs. 12/31/2020	
Commercial and industrial	**$ 43,758**	$ 41,748	$ 42,628	$ 43,241	$ 42,870	$ 2,010	4.8 %	$ 888	2.1 %
Add: Commercial loans held for sale reclassified to the portfolio	**—**	—	—	210	239	—	NM	(239)	(100.0)%
Less: SBA PPP Loans	**748**	1,536	2,948	4,317	3,624	(788)	(51.3)%	(2,876)	(79.4)%
Adjusted commercial and industrial loans (non-GAAP)	**$ 43,010**	**$ 40,212**	**$ 39,680**	**$ 39,134**	**$ 39,485**	$ 2,798	7.0 %	$ 3,525	8.9 %
Total commercial loans	**$ 49,309**	$ 47,446	$ 48,254	$ 48,869	$ 48,575	$ 1,863	3.9 %	$ 734	1.5 %
Add: Commercial loans held for sale reclassified to the portfolio	**—**	—	—	210	239	—	NM	(239)	(100.0)%
Less: SBA PPP Loans	**748**	1,536	2,948	4,317	3,624	(788)	(51.3)%	(2,876)	(79.4)%
Adjusted total commercial loans (non-GAAP)	**$ 48,561**	**$ 45,910**	**$ 45,306**	**$ 44,762**	**$ 45,190**	$ 2,651	5.8 %	$ 3,371	7.5 %
Total business loans	**$ 56,336**	$ 54,758	$ 55,502	$ 56,091	$ 55,838	$ 1,578	2.9 %	$ 498	0.9 %
Add: Commercial loans held for sale reclassified to the portfolio	**—**	—	—	210	239	—	NM	(239)	(100.0)%
Less: SBA PPP Loans	**748**	1,536	2,948	4,317	3,624	(788)	(51.3)%	(2,876)	(79.4)%
Adjusted total business loans (non-GAAP)	**$ 55,588**	**$ 53,222**	**$ 52,554**	**$ 51,984**	**$ 52,453**	$ 2,366	4.4 %	$ 3,135	6.0 %
Total consumer loans	**$ 31,448**	$ 28,512	$ 28,572	$ 28,664	$ 29,428	$ 2,936	10.3 %	$ 2,020	6.9 %
Less: Other consumer- exit portfolios	**1,071**	1,260	1,479	1,739	2,035	(189)	(15.0)%	(964)	(47.4)%
Adjusted total consumer loans (non-GAAP)	**$ 30,377**	**$ 27,252**	**$ 27,093**	**$ 26,925**	**$ 27,393**	$ 3,125	11.5 %	$ 2,984	10.9 %
Total loans	**$ 87,784**	$ 83,270	$ 84,074	$ 84,755	$ 85,266	$ 4,514	5.4 %	$ 2,518	3.0 %
Add: Commercial loans held for sale reclassified to the portfolio	**—**	—	—	210	239	—	NM	(239)	(100.0)%
Less: SBA PPP Loans	**748**	1,536	2,948	4,317	3,624	(788)	(51.3)%	(2,876)	(79.4)%
Less: Other consumer- exit portfolios	**1,071**	1,260	1,479	1,739	2,035	(189)	(15.0)%	(964)	(47.4)%
Adjusted ending total loans (non-GAAP)	**$ 85,965**	**$ 80,474**	**$ 79,647**	**$ 78,909**	**$ 79,846**	$ 5,491	6.8 %	$ 6,119	7.7 %

NM - Not Meaningful

REGIONS 66

67 Non-GAAP reconciliation Non-interest expense Year Ended December 31 ($ amounts in millions) 2021 2020 2019 2018 2017 2016 Non-interest expense (GAAP) $ 3,747 $ 3,643 $ 3,489 $ 3,570 $ 3,491 $ 3,483 Adjustments: Contribution to Regions Financial Corporation foundation (3) (10) — (60) (40) — Professional, legal and regulatory expenses (15) (7) — — — (3) Branch consolidation, property and equipment charges (5) (31) (25) (11) (22) (58) Expenses associated with residential mortgage loan sale — — — (4) — — Loss on early extinguishment of debt (20) (22) (16) — — (14) Salary and employee benefits—severance charges (6) (31) (5) (61) (10) (21) Acquisition Expense — (1) — — — — Adjusted non-interest expense (non-GAAP) $ 3,698 $ 3,541 $ 3,443 $ 3,434 $ 3,419 $ 3,387

68 Non-GAAP reconciliation ACL/Loans excluding PPP As of ($ amounts in millions) 12/31/2021 9/30/2021 6/30/2021 3/31/2021 12/31/2020 Total Loans $ 87,784 $ 83,270 $ 84,074 $ 84,755 $ 85,266 Less: SBA PPP Loans 748 1,536 2,948 4,317 3,624 Loans excluding PPP, net (non- GAAP) $ 87,036 $ 81,734 $ 81,126 $ 80,438 $ 81,642 ACL at period end $ 1,574 $ 1,499 $ 1,684 $ 2,068 $ 2,293 Less: SBA PPP Loans' ACL $ 2 $ 2 $ 3 $ 3 $ 1 ACL excluding PPP Loans' ACL (non-GAAP) $ 1,572 $ 1,497 $ 1,681 $ 2,065 $ 2,292 ACL/Loans excluding PPP, net (non-GAAP) 1.81% 1.83% 2.07% 2.57% 2.81%

Non-GAAP reconciliation

Pre-tax pre-provision income (PPI)

GENERATING
Consistent Sustainable
Long-term Performance

($ amounts in millions)	Quarter Ended 12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020	4Q21 vs. 3Q21		4Q21 vs. 4Q20	
Net income (loss) available to common shareholders (GAAP)	**$ 414**	$ 624	$ 748	$ 614	$ 588	$ (210)	(33.7)%	$ (174)	(29.6)%
Preferred dividends and other (GAAP)	**24**	27	42	28	28	(3)	(11.1)%	(4)	(14.3)%
Income tax expense (benefit) (GAAP)	**103**	180	231	180	121	(77)	(42.8)%	(18)	(14.9)%
Income (loss) before income taxes (GAAP)	**541**	831	1,021	822	737	(290)	(34.9)%	(196)	(26.6)%
Provision for (benefit from) credit losses (GAAP)	**110**	(155)	(337)	(142)	(38)	265	171.0 %	148	389.5 %
Pre-tax pre-provision income (non-GAAP)	**651**	676	684	680	699	(25)	(3.7)%	(48)	(6.9)%
Other adjustments:									
Securities (gains) losses, net	**—**	(1)	(1)	(1)	—	1	100.0 %	—	NM
Gains on equity investment	**—**	—	—	(3)	(6)	—	NM	6	100.0 %
Leveraged lease termination gains, net	**—**	(2)	—	—	—	2	100.0 %	—	NM
Bank-owned life insurance	**—**	—	(18)	—	(25)	—	NM	25	100.0 %
Salaries and employee benefits—severance charges	**1**	—	2	3	26	1	NM	(25)	(96.2)%
Branch consolidation, property and equipment charges	**—**	—	—	5	7	—	NM	(7)	(100.0)%
Contribution to the Regions Financial Corporation foundation	**—**	—	1	2	10	—	NM	(10)	(100.0)%
Loss on early extinguishment of debt	**—**	20	—	—	14	(20)	(100.0)%	(14)	(100.0)%
Professional, legal and regulatory expenses	**15**	—	—	—	—	15	NM	15	NM
Total other adjustments	**16**	17	(16)	6	26	(1)	(5.9)%	(10)	(38.5)%
Adjusted pre-tax pre-provision income (non-GAAP)	**$ 667**	$ 693	$ 668	$ 686	$ 725	$ (26)	(3.8)%	$ (58)	(8.0)%

NM - Not Meaningful

REGIONS 69

70 Non-GAAP reconciliation Pre-tax pre-provision income (PPI) NM - Not Meaningful Year Ended ($ amounts in millions) 12/31/2021 12/31/2020 2021 vs. 2020 Net income available to common shareholders (GAAP) $ 2,400 $ 991 $ 1,409 142.2 % Preferred dividends (GAAP) 121 103 18 17.5 % Income tax expense (GAAP) 694 220 474 215.5 % Income before income taxes (GAAP) 3,215 1,314 1,901 144.7 % Provision for credit losses (GAAP) (524) 1,330 (1,854) (139.4) % Pre-tax pre-provision income (non-GAAP) 2,691 2,644 47 1.8 % Other adjustments: Securities (gains) losses, net (3) (4) 1 25.0 % Gains on equity investment (3) (50) 47 94.0 Leveraged lease termination gains, net (2) (2) — — % Bank owned life insurance (18) (25) 7 28.0 % Salaries and employee benefits—severance charges 6 31 (25) (80.6) % Branch consolidation, property and equipment charges 5 31 (26) (83.9) % Contribution to the Regions Financial Corporation foundation 3 10 (7) (70.0) % Loss on early extinguishment of debt 20 22 (2) (9.1) Professional, legal and regulatory expenses 15 7 8 114.3 Ascentium expenses — 1 (1) (100.0) Total other adjustments 23 21 2 9.5 % Adjusted pre-tax pre-provision income (non-GAAP) $ 2,714 $ 2,665 $ 49 1.8%

Non-GAAP reconciliation

NII, non-interest income/expense, and efficiency ratio

GENERATING Consistent Sustainable Long-term Performance

($ amounts in millions)		Quarter Ended 12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020	4Q21 vs. 3Q21		4Q21 vs. 4Q20	
Non-interest expense (GAAP)	A	$ 983	$ 938	$ 898	$ 928	$ 987	$ 45	4.8 %	$ (4)	(0.4)%
Adjustments:										
Contribution to the Regions Financial Corporation foundation		—	—	(1)	(2)	(10)	—	NM	10	100.0
Branch consolidation, property and equipment charges		—	—	—	(5)	(7)	—	NM	7	100.0 %
Salary and employee benefits—severance charges		(1)	—	(2)	(3)	(26)	(1)	NM	25	96.2 %
Loss on early extinguishment of debt		—	(20)	—	—	(14)	20	100.0 %	14	NM
Professional, legal and regulatory expenses		(15)	—	—	—	—	(15)	NM	(15)	NM
Adjusted non-interest expense (non-GAAP)	B	$ 967	$ 918	$ 895	$ 918	$ 930	$ 49	5.3 %	$ 37	4.0 %
Net interest income (GAAP)	C	$ 1,019	$ 965	$ 963	$ 967	$ 1,006	$ 54	5.6 %	13	1.3 %
Taxable-equivalent adjustment		10	11	12	11	11	(1)	(9.1)%	(1)	(9.1)%
Net interest income, taxable-equivalent basis	D	$ 1,029	$ 976	$ 975	$ 978	$ 1,017	$ 53	5.4 %	$ 12	1.2 %
Non-interest income (GAAP)	E	615	649	619	641	680	(34)	(5.2)%	(65)	(9.6)%
Adjustments:										
Securities (gains) losses, net		—	(1)	(1)	(1)	—	1	100.0 %	—	NM
Gains on equity investment		—	—	—	(3)	(6)	—	NM	6	100.0 %
Leveraged lease termination gains		—	(2)	—	—	—	2	100.0 %	—	NM
Bank-owned life insurance		—	—	(18)	—	(25)	—	NM	25	100.0 %
Adjusted non-interest income (non-GAAP)	F	$ 615	$ 646	$ 600	$ 637	$ 649	(31)	(4.80)%	(34)	(5.2)%
Total revenue	C+E=G	$ 1,634	$ 1,614	$ 1,582	$ 1,608	$ 1,686	$ 20	1.2 %	$ (52)	(3.1)%
Adjusted total revenue (non-GAAP)	C+F=H	$ 1,634	$ 1,611	$ 1,563	$ 1,604	$ 1,655	$ 23	1.4 %	$ (21)	(1.3)%
Total revenue, taxable-equivalent basis	D+E=I	$ 1,644	$ 1,625	$ 1,594	$ 1,619	$ 1,697	$ 19	1.2 %	$ (53)	(3.1)%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	D+F=J	$ 1,644	$ 1,622	$ 1,575	$ 1,615	$ 1,666	$ 22	1.4 %	$ (22)	(1.3)%
Efficiency ratio (GAAP)	A/I	59.8 %	57.7 %	56.4 %	57.3 %	58.1 %				
Adjusted efficiency ratio (non-GAAP)	B/J	58.8 %	56.6 %	56.9 %	56.8 %	55.8 %				
Fee income ratio (GAAP)	E/I	37.4 %	40.0 %	38.8 %	39.6 %	40.1 %				
Adjusted fee income ratio (non-GAAP)	F/J	37.4 %	39.8 %	38.1 %	39.4 %	38.9 %				

NM - Not Meaningful

REGIONS 71

Non-GAAP reconciliation

NII, non-interest income/expense, and efficiency ratio

GENERATING Consistent Sustainable Long-term Performance

($ amounts in millions)		Twelve Months Ended December 31 2021	2020	2021 vs. 2020	
Non-interest expense (GAAP)	K $	3,747	$ 3,643	$ 104	2.9 %
Adjustments:					
Contribution to the Regions Financial Corporation foundation		(3)	(10)	7	70.0 %
Branch consolidation, property and equipment charges		(5)	(31)	26	83.9 %
Salary and employee benefits—severance charges		(6)	(31)	25	80.6 %
Loss on early extinguishment of debt		(20)	(22)	2	9.1 %
Professional, legal and regulatory expenses		(15)	(7)	(8)	(114.3)%
Acquisition expenses		—	(1)	1	100.0 %
Adjusted non-interest expense (non-GAAP)	L $	3,698	$ 3,541	$ 157	4.4 %
Net interest income (GAAP)	M $	3,914	$ 3,894	$ 20	0.5 %
Taxable-equivalent adjustment		44	48	(4)	(8.3)%
Net interest income, taxable-equivalent basis	N $	3,958	$ 3,942	$ 16	0.4 %
Non-interest income (GAAP)	O $	2,524	$ 2,393	$ 131	5.5 %
Adjustments:					
Securities (gains) losses, net		(3)	(4)	1	25.0 %
Gains on equity investment		(3)	(50)	47	94.0 %
Leveraged lease termination gains		(2)	(2)	—	— %
Bank owned life insurance		(18)	(25)	7	28.0 %
Adjusted non-interest income (non-GAAP)	P $	2,498	$ 2,312	$ 186	8.0 %
Total revenue	M+O=Q $	6,438	$ 6,287	$ 151	2.4 %
Adjusted total revenue (non-GAAP)	M+P=R $	6,412	$ 6,206	$ 206	3.3 %
Total revenue, taxable-equivalent basis	N+O=S $	6,482	$ 6,335	$ 147	2.3 %
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	N+P=T $	6,456	$ 6,254	$ 202	3.2 %
Operating leverage ratio (GAAP)	S-K				(0.6) %
Adjusted operating leverage ratio (non-GAAP)	T-L				(1.2)%
Efficiency ratio (GAAP)	K/S	57.8 %	57.5 %		
Adjusted efficiency ratio (non-GAAP)	L/T	57.3 %	56.6 %		
Fee income ratio (GAAP)	O/S	38.9 %	37.8 %		
Adjusted fee income ratio (non-GAAP)	P/T	38.7 %	37.0 %		

NM - Not Meaningful

REGIONS 72

73 Non-GAAP reconciliation Non-interest income Year Ended ($ amounts in millions) 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 Non-interest income (GAAP) $ 2,226 $ 2,201 $ 2,096 $ 1,785 $ 1,937 $ 2,011 $ 1,962 $ 2,019 $ 2,116 $ 2,393 $ 2,524 Security (gains) losses, net (112) (48) (26) (27) (29) (6) (19) (1) 28 (4) (3) Bank Owned Life Insurance - Adusted Items — — — — — — — — — (25) (18) Leverage Lease Terminations Inc (8) (14) (39) (10) (8) (8) (1) (8) (1) (2) (2) Loss on sale of mortgage loans 3 — — — — — — — — — — Gain on sale of other assets — — (24) — — — — — — — — Gain on sale of affordable housing residential mortgage loans — — — — — (5) (5) — (8) — — Gains on equity investment — — — — — — — — — (50) (3) Insurance proceeds — — — — (91) (50) — — — — — Adjusted non-interest income (non- GAAP) $ 2,109 $ 2,139 $ 2,007 $ 1,748 $ 1,809 $ 1,942 $ 1,937 $ 2,010 $ 2,135 $ 2,312 $ 2,498

74 Forward-Looking Statements This presentation may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, and because they also relate to the future they are likewise subject to inherent uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described below: • Current and future economic and market conditions in the United States generally or in the communities we serve (in particular the Southeastern United States), including the effects of possible declines in property values, increases in unemployment rates, financial market disruptions and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions. • Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our earnings. • Possible changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity. • The impact of pandemics, including the ongoing COVID-19 pandemic, on our businesses, operations, and financial results and conditions. The duration and severity of any pandemic, including the COVID-19 pandemic, could disrupt the global economy, adversely affect our capital and liquidity position, impair the ability of borrowers to repay outstanding loans and increase our allowance for credit losses, impair collateral values, and result in lost revenue or additional expenses. • Any impairment of our goodwill or other intangibles, any repricing of assets, or any adjustment of valuation allowances on our deferred tax assets due to changes in tax law, adverse changes in the economic environment, declining operations of the reporting unit or other factors. • The effect of new tax legislation and/or interpretation of existing tax law, which may impact our earnings, capital ratios, and our ability to return capital to shareholders. • Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and leases, including operating leases. • Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, credit loss provisions or actual credit losses where our allowance for credit losses may not be adequate to cover our eventual losses. • Possible acceleration of prepayments on mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on those securities. • Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, which could increase our funding costs. • Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income. • Our ability to effectively compete with other traditional and non-traditional financial services companies, including fintechs, some of whom possess greater financial resources than we do or are subject to different regulatory standards than we are. • Our inability to develop and gain acceptance from current and prospective customers for new products and services and the enhancement of existing products and services to meet customers’ needs and respond to emerging technological trends in a timely manner could have a negative impact on our revenue. • Our inability to keep pace with technological changes, including those related to the offering of digital banking and financial services, could result in losing business to competitors. • Changes in laws and regulations affecting our businesses, including legislation and regulations relating to bank products and services, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, including as a result of the changes in U.S. presidential administration, control of the U.S. Congress, and changes in personnel at the bank regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • Our capital actions, including dividend payments, common stock repurchases, or redemptions of preferred stock, must not cause us to fall below minimum capital ratio requirements, with applicable buffers taken into account, and must comply with other requirements and restrictions under law or imposed by our regulators, which may impact our ability to return capital to shareholders. Forward-looking statements

75 • Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance of such tests and requirements. • Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition and market perceptions of us could be negatively impacted. • The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries. • The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results. • Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our businesses. • Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and nonfinancial benefits relating to our strategic initiatives. • The risks and uncertainties related to our acquisition or divestiture of businesses, including our recently completed acquisitions of EnerBank, Sabal, and Clearsight, and risks related to such acquisitions, including that the expected synergies, cost savings and other financial or other benefits may not be realized within the expected timeframes, or might be less than projected; difficulties in integrating the businesses; and the inability of Regions to effectively cross-sell products following these acquisitions. • The success of our marketing efforts in attracting and retaining customers. • Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time. • Fraud or misconduct by our customers, employees or business partners. • Any inaccurate or incomplete information provided to us by our customers or counterparties. • Inability of our framework to manage risks associated with our businesses, such as credit risk and operational risk, including third-party vendors and other service providers, which could, among other things, result in a breach of operating or security systems as a result of a cyber attack or similar act or failure to deliver our services effectively. • Dependence on key suppliers or vendors to obtain equipment and other supplies for our businesses on acceptable terms. • The inability of our internal controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts. • The effects of geopolitical instability, including wars, conflicts, civil unrest, and terrorist attacks and the potential impact, directly or indirectly, on our businesses. • The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes, and environmental damage (specifically in the Southeastern United States), which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. The severity and frequency of future earthquakes, fires, hurricanes, tornadoes, droughts, floods and other weather-related events are difficult to predict and may be exacerbated by global climate change. • Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair their ability to service any loans outstanding to them and/or reduce demand for loans in those industries. • Our ability to identify and address cyber-security risks such as data security breaches, malware, ransomware, “denial of service” attacks, “hacking” and identity theft, including account take-overs, a failure of which could disrupt our businesses and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information, disruption or damage to our systems, increased costs, losses, or adverse effects to our reputation. • Our ability to achieve our expense management initiatives. Forward-looking statements (continued)

76 • Market replacement of LIBOR and the related effect on our LIBOR-based financial products and contracts, including, but not limited to, derivative products, debt obligations, deposits, investments, and loans. • Possible downgrades in our credit ratings or outlook could, among other negative impacts, increase the costs of funding from capital markets. • The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses, result in the disclosure of and/or misuse of confidential information or proprietary information, increase our costs, negatively affect our reputation, and cause losses. • Our ability to receive dividends from our subsidiaries, in particular Regions Bank, could affect our liquidity and ability to pay dividends to shareholders. • Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect our financial statements and how we report those results, and expectations and preliminary analyses relating to how such changes will affect our financial results could prove incorrect. • Fluctuations in the price of our common stock and inability to complete stock repurchases in the time frame and/or on the terms anticipated. • The effects of any damage to our reputation resulting from developments related to any of the items identified above. • Other risks identified from time to time in reports that we file with the SEC. The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” of Regions’ Annual Report on Form 10-K for the year ended December 31, 2020 and the "Risk Factors" of Regions' Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 as filed with the SEC. Forward-looking statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the COVID-19 pandemic (including the impact of additional variants and resurgences), the effectiveness, availability and acceptance of any vaccines or therapies, and the direct and indirect impact of the COVID-19 pandemic on our customers, third parties and us. The words “future,” “anticipates,” “assumes,” “intends,” “plans,” “seeks,” “believes,” “predicts,” “potential,” “objectives,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “would,” “will,” “may,” “might,” “could,” “should,” “can,” and similar terms and expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume no obligation and do not intend to update or revise any forward-looking statements that are made from time to time, either as a result of future developments, new information or otherwise, except as may be required by law. Regions’ Investor Relations contact is Dana Nolan at (205) 264-7040; Regions’ Media contact is Jeremy King at (205) 264-4551. Forward-looking statements (continued)

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